EXHIBIT 4.3

                  THE CIT GROUP SECURITIZATION CORPORATION II,
                                    as Seller

                      THE CIT GROUP/SALES FINANCING, INC.,
                                   as Servicer

                             CIT MARINE TRUST 1996-A
                                as Selling Trust

                             CIT MARINE TRUST 1999-A
                                    as Issuer

                          SALE AND SERVICING AGREEMENT

                          Dated as of February 1, 1999

                                 7 $735,162,156
                             CIT Marine Trust 1999-A
                       Class A-1 5.45% Asset-Backed Notes
                       Class A-2 5.80% Asset-Backed Notes
                       Class A-3 5.85% Asset-Backed Notes
                       Class A-4 6.25% Asset-Backed Notes
                         6.20% Asset-Backed Certificates

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I   DEFINITIONS .......................................................1

   SECTION 1.01   General .....................................................1
   SECTION 1.02   Specific Terms...............................................1

ARTICLE II   CONVEYANCE OF CONTRACTS; ACCEPTANCE BY TRUST.....................26

   SECTION 2.01   Conveyance of the Contracts.................................26
   SECTION 2.02   Acceptance by Owner Trustee on Behalf of the Trust..........27

ARTICLE III   REPRESENTATIONS AND WARRANTIES; THE CONTRACTS...................28

   SECTION 3.01A  Representations and Warranties Regarding Each Contract......28
   SECTION 3.01B  Representations and Warranties Regarding the
                      Contracts in the Aggregate..............................32
   SECTION 3.01C  Representations and Warranties Regarding the Contract Files.33
   SECTION 3.02   Repurchase of Contracts for Breach of Representations
                      and Warranties, Etc.....................................34
   SECTION 3.03   Custody of Contract Files...................................34
   SECTION 3.04   Duties of Servicer as Custodian.............................35
   SECTION 3.05   Instructions; Authority to Act..............................36
   SECTION 3.06   Effective Period and Termination............................36

ARTICLE IV   ADMINISTRATION AND SERVICING OF CONTRACTS........................37

   SECTION 4.01   Duties of Servicer..........................................37
   SECTION 4.02   Collection of Contract Payments.............................39
   SECTION 4.03   Realization Upon Contracts..................................40
   SECTION 4.04   Physical Damage Insurance...................................41
   SECTION 4.05   Maintenance of Security Interests
                       in Financed Boats; Retitling...........................43
   SECTION 4.06   Covenants of Servicer.......................................44
   SECTION 4.07   Purchase of Contracts Upon Breach...........................45
   SECTION 4.08   Servicing Fee...............................................45
   SECTION 4.09   Monthly Report..............................................45
   SECTION 4.10   Annual Statement as to Compliance...........................46
   SECTION 4.11   Annual Report of Accountants................................46
   SECTION 4.12   Duties of Owner Trustee.....................................46
   SECTION 4.13   Reports to Securityholders and the Rating Agencies..........47

                                                                            Page
                                                                            ----
   SECTION 4.14   Maintenance of Fidelity Bond and Errors and Omission Policy.47
   SECTION 4.15   Satisfaction of Contract....................................48
   SECTION 4.16   Costs and Expenses..........................................48

ARTICLE V   ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS.........48

   SECTION 5.01   Collection Account and Reserve Account......................48
   SECTION 5.02   Collections; Applications...................................51
   SECTION 5.03   Monthly Advances............................................53
   SECTION 5.04   Additional Deposits.........................................53
   SECTION 5.05   Distributions...............................................53
   SECTION 5.06   Reserve Account.............................................56
   SECTION 5.07   Net Deposits................................................59
   SECTION 5.08   Statements to Securityholders...............................59
   SECTION 5.09   Claims on the Policies......................................61
   SECTION 5.10   Notices to the Insurer......................................62
   SECTION 5.11   Rights in Respect of Insolvency Proceedings.................62
   SECTION 5.12   Effect of Payments by the Insurer; Subrogation..............63

ARTICLE VI   [RESERVED]  64


ARTICLE VII   THE COMPANY.....................................................65

   SECTION 7.01   Representations of Company..................................65
   SECTION 7.02   Merger or Consolidation of Company..........................66
   SECTION 7.03   Limitation on Liability of the Company and Others...........66
   SECTION 7.04   The Company May Own Securities..............................66
   SECTION 7.05   Indebtedness of and Sale of Assets by the Company...........67

ARTICLE VIII   THE SERVICER...................................................67

   SECTION 8.01   Representations of CITSF....................................67
   SECTION 8.02   Liability of Servicer, Indemnities..........................68
   SECTION 8.03   Merger or Consolidation of Servicer.........................70
   SECTION 8.04   Limitation on Liability of Servicer and Others..............70
   SECTION 8.05   Servicer Not to Resign......................................71
   SECTION 8.06   Assignment of Servicing.....................................71

ARTICLE IX EVENTS OF TERMINATION..............................................71

   SECTION 9.01   Events of Termination.......................................71
   SECTION 9.02   Indenture Trustee to Act; Appointment of Successor..........73
   SECTION 9.03   Notification to Securityholders.............................74
   SECTION 9.04   Rights to Direct Trustees and Waiver
                       of Events of Termination...............................75

   SECTION 9.05   Effect of Transfer..........................................75

ARTICLE X [RESERVED] .........................................................76

ARTICLE XI OPTIONAL PURCHASE AND AUCTION SALE.................................76

   SECTION 11.01   Optional Purchase of All Contracts.........................76
   SECTION 11.02   Mandatory Sale of All Contracts............................77
   SECTION 11.03   Contract Repurchase Procedures.............................79

ARTICLE XII MISCELLANEOUS PROVISIONS..........................................79

   SECTION 12.01   Amendment..................................................79
   SECTION 12.02   Protection of Title to Trust...............................81
   SECTION 12.03   Limitation on Rights of Securityholders....................83
   SECTION 12.04   Governing Law..............................................84
   SECTION 12.05   Notices 84
   SECTION 12.06   Severability of Provisions.................................85
   SECTION 12.07   Submission to Jurisdiction; Venue..........................85
   SECTION 12.08   Counterparts...............................................86
   SECTION 12.09   Merger and Integration.....................................86
   SECTION 12.10   Headings...................................................86
   SECTION 12.11   Third Party Beneficiary....................................86
   SECTION 12.12   Removal of Insurer.........................................86


EXHIBITS

Exhibit A         List of Contracts
                  Schedule 1  List of Company Contracts
                  Schedule 2  List of Selling Trust Contracts
Exhibit B         Form of Issuer's Acknowledgment and Certification
Exhibit C         Form of Servicer's Certificate
Exhibit D         Form of Monthly Report
Exhibit E         Termination - Auction Procedures
Exhibit F         Note Insurance Policy
Exhibit G         Certificate Insurance Policy

      This Sale and Servicing Agreement, dated as of February 1, 1999, is made among The CIT Group Securitization Corporation II, as seller (together with its permitted successors and assigns, the "Company" or the "Seller"), CIT Marine Trust 1996-A (the "Selling Trust"), a Delaware business trust, The CIT Group/Sales Financing, Inc., a corporation organized and existing under the laws of the State of Delaware, as servicer (in its individual capacity, "CITSF," or, together with its permitted successors and assigns, the "Servicer"), and CIT Marine Trust 1999-A (the "Issuer" and the "Trust"), for which Chase Manhattan Bank Delaware, a Delaware banking corporation, acts not in its individual capacity but solely as Owner Trustee (together with permitted successors and assigns, the "Owner Trustee").

      NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as provided herein:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 General. For the purpose of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article include the plural as well as the singular, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Section references refer to Sections of this Agreement.

      SECTION 1.02 Specific Terms.

      "Actual Knowledge" means, with respect to the Owner Trustee or the Indenture Trustee, any officer within the Corporate Trust Administration office of such Trustee responsible for administering the Trust or the Indenture, as the case may be, who has actual knowledge of an action taken or an action not taken with regard to this Agreement or any other Basic Document. Actions taken or actions not taken of which such Trustee should have had knowledge, and constructive knowledge, do not meet the definition of Actual Knowledge hereunder.

      "Additional Certificate Percentage" means, for any Distribution Date, (a) on and prior to the repayment in full of the Notes, 0%; and (b) after the repayment in full of the Notes, 100%.

      "Additional Enhancement Sub-Account" means the deposit account established and maintained pursuant to Section 5.01(a)(iv) hereof and which is a part of the Reserve Account.

      "Additional Note Percentage" means, for any Distribution Date, (a) on and prior to the repayment in full of the Notes, 100%; and (b) after the repayment in full of the Notes, 0%.

      "Additional Principal Distribution Amount" means, for any Distribution Date, the excess, if any, of (a) the Targeted Overcollateralization Amount for such Distribution Date over (b) the Current Overcollateralization Amount for such Distribution Date.

      "Additional Required Reserve Amount" means, for any Distribution Date, an amount equal to the sum of (i) 25% of the Stated Principal Balance of the Contracts that are past due more than 180 days (as of the last day of the related Due Period), (ii) 50% of the Stated Principal Balance of the Contracts that are secured by Financed Boats that remain in repossession inventory as of the last day of the related Due Period and (iii) if the Net Yield is less than 1.00% and for each subsequent Distribution Date until the Net Yield has been equal to or greater than 1.00% for three consecutive Distribution Dates, the greater of (a) 4.45% of the Pool Balance as of the first day of the related Due Period and (b) 1.75% of the Cut-off Date Principal Balance.

      "Advisor" has the meaning set forth in Section 11.02 hereof.

      "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

      "Agency Office" means the office of the Trust maintained pursuant to
Section 3.2 of the Indenture.

      "AO Interest" means the Certificates which shall be held by The CIT GP Corporation III, as described in Section 2.7 of the Trust Agreement.

      "Article 8" means Article 8 (1994 Version) (and corresponding amendments to Article 9) of the Relevant UCC.

      "Assignment" includes, without limitation, an assignment of a Preferred Mortgage in compliance with the requirements of the Ship Mortgage Statutes.

      "Auction" has the meaning set forth in Section 11.02.

      "Auction Date" has the meaning set forth in Section 11.02.

      "Auction Procedures" has the meaning set forth in Section 11.02.

      "Auction Property" has the meaning set forth in Section 11.02.

      "Authorized Officer" means with respect to the Trust, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

      "Available Amount" means, for any Distribution Date, an amount equal to the excess of (A) the sum of (i) all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of the Contracts (including any Late Fees) in the related Due Period (but excluding any payments made under the Policies), (ii) Insurer Optional Deposits in the related Due Period, (iii) the Purchase Price for any Repurchased Contracts and any Monthly Advances made by the Servicer, if such Purchase Price or Monthly Advance is paid on the Deposit Date immediately preceding such Distribution Date and (iv) all amounts deposited in the Collection Account pursuant to Section 5.06(h), over (B) the sum of the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts): (i) any repossession profits on Liquidated Contracts, any Liquidation Expenses incurred and taxes and insurance advanced by the Servicer in respect of Financed Boats that are reimbursable to the Servicer hereunder,
(ii) any amounts incorrectly deposited in the Collection Account, (iii) net investment earnings on the funds in the Collection Account due to the Servicer hereunder and (iv) any other amounts permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from collections on the Contracts) hereunder.

      "Available Reserve Amount" means, as of any Distribution Date, the lesser of (i) the Specified Reserve Amount for such Distribution Date and (ii) the amount on deposit in the Reserve Account (excluding the Additional Enhancement Sub-Account), exclusive of Investment Earnings on the Loan Sub-Account, and before giving effect to any deposit to be made to the Reserve Account on such Distribution Date.

      "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Policies, the Insurance Agreement, the Indemnification Agreement, the Premium Side Letter Agreement, the Loan Agreement and the Purchase Agreement.

      "Benefit Plan" means a benefit plan as described in Section 9.11 of the Trust Agreement.

      "Boat" means new or used boats, boat motors and boat trailers.

      "Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Depository as described in Section 2.10 of the Indenture.

      "Business Day" means any day other than a Saturday, Sunday or any day on which the Insurer or banking institutions or trust companies in the States of New York, Delaware, Illinois or Oklahoma are authorized or required by law, regulation or executive order to be closed.

      "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

      "Buyer" has the meaning set forth in Section 11.03 hereof.

      "Certificate" means any one of the 6.20% Asset Backed Certificates executed by the Owner Trustee and authenticated by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

      "Certificate Additional Principal Distribution Amount" means, for any Distribution Date, the Additional Certificate Percentage of the Additional Principal Distribution Amount.

      "Certificate Balance" initially means, as of the Closing Date, $11,028,156 and, on any Distribution Date thereafter, the initial Certificate Balance reduced by all distributions in respect of principal actually made to the Certificateholders.

      "Certificate Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Trust Agreement.

      "Certificate Final Scheduled Distribution Date" means the November 2019 Distribution Date.

      "Certificate Primary Principal Distribution Amount" means, for any Distribution Date, the Primary Certificate Percentage of the Primary Principal Distribution Amount.

      "Certificated Securities" means a "certificated security" within the meaning of the Relevant UCC.

      "Certificateholder" means the holder of record of a Certificate (including the holder of the AO Interest) pursuant to the terms of the Trust Agreement.

      "Certificate Insurance Policy" means the financial guaranty insurance policy issued by the Insurer with respect to the Certificates, including any endorsements thereto, in the form of Exhibit G hereto.

      "Certificate Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Certificate Interest Distribution Amount for the preceding Distribution Date over the amount in respect of interest at the Pass-Through Rate that was actually deposited into the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

      "Certificate Interest Distribution Amount" means, for any Distribution Date, the sum of the Certificate Monthly Interest Amount for such Distribution Date and the Certificate Interest Carryover Shortfall for such Distribution Date.

      "Certificate Monthly Interest Amount" means, for any Distribution Date, one month's interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution
Date) at the Pass-Through Rate on the Certificate Balance on such Distribution Date (or, in the case of the first Distribution Date, the Original Certificate Balance), before giving effect to all distributions of principal to the Certificateholders on such Distribution Date.

      "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

      "Certificate Pool Factor" means an eight-digit decimal which the Servicer will compute each month indicating the remaining Certificate Balance as of the Distribution Date, as a fraction of the initial Certificate Balance. The Certificate Pool Factor will be 1.00000000 as of the Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.

      "Certificate Register" means the register of Certificates specified in
Section 3.4 of the Trust Agreement.

      "Certificate Registrar" means the registrar at any time of the Certificate Register, appointed pursuant to Section 3.4 of the Trust Agreement.

      "CIT" means The CIT Group, Inc.

      "CITCF-NY" means The CIT Group/Consumer Finance, Inc. (NY).

      "CITSF" means The CIT Group/Sales Financing, Inc., and its successors in interest as permitted under the related agreement.

      "Class A-1 Interest Rate" means 5.45% per annum.

      "Class A-2 Interest Rate" means 5.80% per annum.

      "Class A-3 Interest Rate" means 5.85% per annum.

      "Class A-4 Interest Rate" means 6.25% per annum.

      "Class A-1 Note" means any one of the Class A-1 5.45% Asset-Backed Notes in the aggregate principal amount of $325,000,000 issued pursuant to the Indenture and substantially in the form of Exhibit A-1 to the Indenture.

      "Class A-2 Note" means any one of the Class A-2 5.80% Asset-Backed Notes in the aggregate principal amount of $179,000,000 issued pursuant to the Indenture and substantially in the form of Exhibit A-2 to the Indenture.

      "Class A-3 Note" means any one of the Class A-3 5.85% Asset-Backed Notes in the aggregate principal amount of $117,000,000 issued pursuant to the Indenture and substantially in the form of Exhibit A-3 to the Indenture.

         "Class A-4 Note" means any one of the Class A-4 6.25% Asset-Backed Notes in the aggregate principal amount of $103,134,000 issued pursuant to the Indenture and substantially in the form of Exhibit A-4 to the Indenture.

      "Class A-1 Note Final Scheduled Distribution Date" means the September 2006 Distribution Date.

      "Class A-2 Note Final Scheduled Distribution Date" means the April 2010 Distribution Date.

      "Class A-3 Note Final Scheduled Distribution Date" means the May 2013 Distribution Date.

      "Class A-4 Note Final Scheduled Distribution Date" means the November 2019 Distribution Date.

      "Closing Date" means February 23, 1999.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

      "Collateral" means the collateral specified in the Granting Clause of the Indenture.

      "Collateralization Shortfall" means, on any Distribution Date, the excess, if any, of the outstanding principal amount of the Notes and the Certificate Balance (after giving effect to all distributions pursuant to Section 5.05(b) on such Distribution Date) over the Pool Balance as of the last day of the related Due Period.

      "Collection Account" means the account designated as such established and maintained pursuant to Section 5.01(a) hereof.

      "Commission" means the Securities and Exchange Commission.

      "Company" means The CIT Group Securitization Corporation II, and its successors in interest as permitted under the related agreement.

      "Company Contract" means a Contract described in the List of Company Contracts.

      "Computer Tape" means the computer tape generated by the Servicer which provides information relating to the Contracts, and includes the master file and the history file.

      "Contract" means one or more of the marine installment sale contracts and direct loans described in the List of Contracts.

      "Contract File" means, as to each Contract (i) an original copy of the Contract; (ii) either (a) the original title document for the related Financed Boat or a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document, or (b) if the laws of the jurisdiction in which the related Financed Boat is located do not provide for the issuance to the lender of title documents for Boats, other evidence of ownership of the related Financed Boat which is customarily relied upon in such jurisdiction as evidence of title to a Boat; (iii) evidence of one or more of the following types of perfection of the security interest in the related Financed Boat granted by such Contract, as appropriate: (a) notation of such security interest on the title document, (b) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, (c) a Preferred Mortgage, or (d) such other evidence of perfection of a security interest in a Boat as is customarily relied upon in the jurisdiction in which the related Financed Boat is located; (iv) an assignment of the Contract evidencing the chain of title of the Contract from the Dealer which is the originator thereof to CITSF or CITCF-NY; (v) any extension, modification or waiver agreement(s); and (vi) the Assignment from the Dealer which is the originator thereof to CITSF or CITCF-NY.

      "Contract Rate" means, with respect to any particular Contract, the rate of interest specified in that Contract.

      "Control" means

      (a) with respect to a Security Entitlement if the Indenture Trustee

            (i) is identified on the records of the Securities Intermediary for such Security Entitlement as the person having such a Security Entitlement against the Securities Intermediary, or

            (ii) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the transfer or redemption of the Security Entitlement without further consent of any other person, and

      (b) with respect to a United States Security Entitlement if:

            (i) (A) the Indenture Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such United Sates Security Entitlement; and

            (B) such Federal Reserve Bank has indicated by book entry that such United States Security Entitlement has been credited to the Indenture Trustee's securities account in such book entry system; or

      (ii) (A) the Indenture Trustee

                  (1) is identified in the records of a Securities Intermediary for such United States Security Entitlement as the Person having such Security Entitlement against the Securities Intermediary; or

                  (2) has obtained the agreement, in writing, of the Securities
            Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the transfer or redemption of the Security Entitlement without further consent of any other person; and

            (B) the Securities Intermediary for such United States Security Entitlement is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such United States Security Entitlement; and

            (C) such Federal Reserve Bank has indicated by book entry that such United States Security Entitlement has been credited to such Securities Intermediary's securities account in such book entry system.

      "Controlling Party" means (i) as long as the Policies are in effect and no Insurer Default has occurred and is continuing, the Insurer, (ii) if (a) an Insurer Default has occurred and is continuing or either Policy is otherwise no longer in effect and (b) the Notes have not been paid in full, the Indenture Trustee for the benefit of the Noteholders and (iii) if (a) an Insurer Default has occurred and is continuing or either Policy is otherwise no longer in effect and (b) the Notes have been paid in full, the Owner Trustee for the benefit of the Certificateholders.

      "Corporate Trust Office" means with respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or the Owner Trustee, respectively, shall be administered, which offices at the Closing Date are located, in the case of the Indenture Trustee, at 311 West Monroe Street, Chicago, Illinois 60606, Attn.: Indenture Trust Administration, and in the case of the Owner Trustee, at 1201 Market Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration.

      "Crossover Date" means the Distribution Date on which the Notes have been paid in full.

      "Current Overcollateralization Amount" means, for any Distribution Date, the excess, if any, of (a) the Pool Balance as of the last day of the related Due Period over (b) the outstanding principal amount of the Notes and Certificates on such Distribution Date minus the portion of the Primary Principal Distribution Amount to be distributed to Securityholders on such Distribution Date.

      "Cut-off Date" means February 1, 1999.

      "Cut-off Date Principal Balance" means the aggregate unpaid principal balance of all of the Contracts as of the Cut-off Date.

      "Dealer" means the Boat dealer or other entity who sold a Financed Boat or third party originator who originated and assigned the Contract relating to such Financed Boat to CITSF or CITCF-NY under a Dealer Agreement.

      "Dealer Agreement" means the agreement, if any, under which Contracts were originated by a Dealer and sold to CITSF or CITCF-NY, and all documents and instruments relating thereto.

      "Default" means any occurrence that is, or with notice or the lapse of time or both would become an Event of Default.

      "Deficiency Amount" means, on any Distribution Date, the excess, if any, of (a) the sum of the Note Interest Distribution Amount, the Certificate Interest Distribution Amount, the Collateralization Shortfall, if any, the principal balance of each class of Notes on the applicable Note Final Scheduled Distribution Date and the Certificate Balance on the Certificate Final Scheduled Distribution Date over (b) the sum of the Available Amount and the Available Reserve Amount minus the amounts used in the payment of clauses (i) and (ii) of
Section 5.05(b).

      "Deficiency Claim Date" means, with respect to each Distribution Date, the third Business Day preceding such Distribution Date.

      "Definitive Notes" means the Notes specified in Section 2.12 of the Indenture.

      "Delivery" when used with respect to Reserve Account Property means:

      (a) with respect to any Physical Property (that is not either a United States Security Entitlement or a Security Entitlement), physical delivery thereof to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank by an effective endorsement; and

      (b) with respect to any Uncertificated Security (A) the issuer registers the Indenture Trustee as the registered owner thereof or (B) the Indenture Trustee otherwise satisfies the requirements of Section 8-106(c) of Article 8.

      "Deposit Date" means, with respect to any Distribution Date, the Business Day immediately preceding such related Distribution Date.

      "Depository" means the initial Depository, The Depository Trust Company, the nominee of which is CEDE & CO., and any permitted successor depository. The Depository shall at all times be a "clearing corporation" defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

      "Depository Agreement" means an agreement among the Trust, the Servicer, the Indenture Trustee and the Depository, relating to the Notes, as the same may be amended and supplemented from time to time.

      "Depository Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      "Designated Accounts" means the Collection Account, the Note Distribution Account, the Certificate Distribution Account and the Reserve Account.

      "Determination Date" means the third Business Day prior to each Distribution Date.

      "Distribution Date" means the date on which payments of interest and principal on the Securities will be made. Such Distribution Dates will be on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day, commencing March 15, 1999.

      "Draw Amount" has the meaning set forth in Section 5.06(b) hereof.

      "Due Date" means, with respect to each payment under each Contract, the day set forth in such Contract as the date on which such payment under such Contract is scheduled to be made.

      "Due Period" means, with respect to any Distribution Date, the period during which principal, interest and other amounts will be collected on the Contracts for application towards the payment of principal and interest to the Securityholders, the payment of fees on such Distribution Date and other purposes specified herein. The "Due Period" will be the calendar month immediately preceding the Distribution Date. The first Due Period will commence on and include the Cut-off Date and will end on and include February 28, 1999.

      "Electronic Ledger" means the electronic master record of Contracts of the Servicer.

      "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution; (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of a Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution (or, if such depository institution is a subsidiary of a bank holding company system and such depository institution's securities are not rated, the securities of the bank holding company) have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause any Rating Agency to downgrade or withdraw its then-current rating assigned to the Securities, as confirmed in writing by each Rating Agency.

      "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation) whose short-term deposits have been rated in one of the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Certificates and/or the Notes.

      "Eligible Investments" means, at any time, any one or more of the obligations and securities described in Section 5.01(b) hereof.

      "Eligible Servicer" means CITSF, the Trustees or any other Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person either (i) services not less than $100,000,000 in outstanding principal amount of marine installment sale contracts or direct loan agreements or (ii) has been approved by the Insurer so long as the Insurer is the Controlling Party.

      "ERISA" means The Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" means an event as described in Section 5.1 of the Indenture.

      "Event of Termination" means an event specified in Section 9.01 hereof.

      "Excess Collections" means, for any Distribution Date, the Available Amount remaining after payment of clauses (i) through (x) of Section 5.05(b) on such Distribution Date.

      "Excess Sub-Account" means the deposit account established and maintained pursuant to Section 5.01(a)(iv) hereof and which is a part of the Reserve Account.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Assets" means any amounts on deposit in the Certificate Distribution Account and any Investment Earnings thereon.

      "Farm Credit Entitlement" means a "Security Entitlement" as defined in 12 C.F.R. ss. 615.5450.

      "FHL Bank Entitlement" means a "Security Entitlement" as defined in 12 C.F.R. ss. 912.1.

      "Final Draw Amount" has the meaning set forth in Section 5.06(c)(ii) hereof.

      "Final Note Draw Amount" has the meaning set forth in Section 5.06(c)(i) hereof.

      "Fiscal Agent" has the meaning specified in each Policy.

      "Financed Boat" with respect to a Contract means the new or used Boat, together with all accessions thereto, securing an Obligor's indebtedness under such Contract.

      "Force-Placed Insurance" means insurance described in Section 4.04(a) hereof.

      "Force-Placed Insurance Premium" means any premium for theft and physical damage insurance purchased by CITSF or CITCF-NY or a successor Servicer on behalf of an Obligor who has failed to obtain required insurance coverage(s).

      "Funding Corporation Entitlement" means a "Security Entitlement" as defined in 12 C.F.R. ss. 1511.1.

      "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

      "Holder" means the Person in whose name a Note or Certificate is registered on the Note Register or the Certificate Register, as applicable.

      "HUD Entitlement" means a "Security Entitlement" as defined in 24 C.F.R. ss. 81.2.

      "Indemnification Agreement" means the Indemnification Agreement, dated as of the Closing Date, among the Insurer, CIT, the Seller, CITSF and the Underwriters.

      "Indenture" means the indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

      "Indenture Trustee" means Harris Trust and Savings Bank, not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.

      "Independent" when used with respect to any specified Person, means that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliates of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

      "Indirect Participant" means a broker, dealer, bank or other financial institution for whom a Depository Participant may, from time to time, effect book-entry transfers through a Depository.

      "Initial Pool Balance" means the Pool Balance as of the Cut-off Date.

      "Insolvency Proceeding" has the meaning set forth in Section 5.11(a) hereof.

      "Initial Reserve Amount" means $27,568,581.

      "Insurance Advances" has the meaning set forth in Section 4.04(d) hereof.

      "Insurance Agreement" means the Insurance and Reimbursement Agreement, dated as of the Closing Date, among the Insurer, CIT, the Seller and the Servicer.

      "Insurance Agreement Trigger Event" shall have the meaning set forth in the Insurance Agreement.

      "Insurance Documents" means the Insurance Agreement, the Policies, the Indemnification Agreement and the Premium Side Letter Agreement.

      "Insurance Policy" means, with respect to each Contract, the policy of physical damage and all other insurance covering the Financed Boats or the Obligors, as provided in Section 4.04(a) hereof, and which, as provided therein, may be a blanket policy maintained by the Servicer in accordance with the terms and conditions of such Section 4.04(b) hereof.

      "Insurance Premium" shall have the meaning set forth in the Insurance Agreement.

      "Insurance Proceeds" means proceeds paid by any insurer pursuant to any Insurance Policy.

      "Insured Payment" means the sum of (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

      "Insurer" means MBIA Insurance Corporation and its successors.

      "Insurer Default" means any one of the following events shall have occurred and be continuing:

      (a) the Insurer shall have failed to make a required payment when due under either Policy in accordance with its terms;

      (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the

New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

      (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer or the taking of possession of all or any material portion of its property.

      "Insurer Optional Deposit" means, with respect to any Distribution Date, an amount delivered by or on behalf of the Insurer, at its sole option, to the Indenture Trustee or the Owner Trustee, as the case may be, for deposit into the Collection Account, Note Distribution Account or the Certificate Distribution Account, as applicable, for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; (ii) to provide funds in respect of the payment of principal or interest on the Securities to the extent the amounts to be distributed to the Securityholders exceed the Available Amount or to fund a Collateralization Shortfall; or (iii) to include such amount as part of the Note Primary Principal Distribution Amount, the Note Additional Principal Distribution Amount, the Certificate Primary Principal Distribution Amount, the Certificate Additional Principal Distribution Amount, the Note Interest Distribution Amount or the Certificate Interest Distribution Amount, as the case may be, for such Distribution Date to the extent that without such amount a draw would be required to be made on the Note Insurance Policy or the Certificate Insurance Policy, as the case may be.

      "Interest Accrual Period" means, with respect to a Distribution Date, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date), to but excluding such Distribution Date.

      "Interest Rates" means collectively the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate and the Class A-4 Interest Rate.

      "Investment Earnings" means investment earnings (including, without limitation, interest and dividends) on amounts on deposit in a Designated Account, net of losses and investment expenses, if any.

      "Issuer" means the Trust until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

      "Issuer Order" and "Issuer Request" mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

      "Late Fees" means any late fees, prepayment charges, extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Contracts.

      "Lender" means the financial institution which is a party to the Loan Agreement and which, pursuant to the Loan Agreement, will make a loan to the Trust on the Closing Date (the proceeds of which will be deposited in the Reserve Account on the Closing Date) and its successors and assigns under the Loan Agreement.

      "Lender Fees" means the amount equal to the sum of (x) the product of (A) one-twelfth of 1.00% and (B) the average unpaid principal amount of the Loan during the Interest Accrual Period and (y) if the average unpaid principal amount of the Loan during such Interest Accrual Period is greater than the average amount on deposit in the Loan Sub-Account during such Interest Accrual Period, the product of (A) the difference between the average unpaid principal amount of the Loan during such Interest Accrual Period and the average amount on deposit in the Loan Sub-Account (including the principal amount of all Eligible Investments held, but excluding Investment Earnings thereon) during such Interest Accrual Period and (B) one-twelfth of LIBOR + 2.00%.

      "LIBOR" has the meaning set forth in the Loan Agreement.

      "Lien" means any security interest, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics' liens and any liens that attach by operation of law.

      "Liquidated Contract" means any defaulted Contract as to which the Servicer (a) has recovered all amounts that it expects to recover by sale or disposition of the related Financed Boat or (b) deems any further collections, other than recovery of deficiency judgments, to be unlikely in accordance with its customary practices and procedures, but in any event a Contract shall be deemed to become a Liquidated Contract no later than the date on which the Servicer has received proceeds from the sale or disposition of such Financed Boat, and such Contract shall have a Stated Principal Balance of zero.

      "Liquidation Distribution Date" has the meaning set forth in Section 11.02 hereof.

      "Liquidation Expenses" means all reasonable fees of third parties and other reasonable expenses incurred by the Servicer in the course of converting any defaulted Contract or Financed Boat into cash proceeds (including, without limitation, expenses relating to recovery, repossession and sale of such Financed Boat).

      "List of Company Contracts" means the list attached hereto as Schedule 1 to Exhibit A identifying certain Contracts constituting part of the corpus of the Trust.

      "List of Selling Trust Contracts" means the list attached hereto as
Schedule 2 to Exhibit A identifying certain Contracts constituting part of the corpus of the Trust.

      "List of Contracts" means the list attached hereto as Exhibit A (consisting of the List of Company Contracts and the List of Selling Trust Contracts) identifying each Contract constituting part of the corpus of the Trust.

      "Loan" means the loan made to the Trust pursuant to the Loan Agreement.

      "Loan Agreement" means the Loan Agreement dated as of the date hereof among the Lender, the Trust, the Servicer and the Indenture Trustee.

      "Loan Sub-Account" means the deposit account established and maintained pursuant to Section 5.01(a)(iv) hereof and which is a part of the Reserve Account.

      "Military Reservist Relief Act" means the California Military Reservist Relief Act of 1991.

      "Minimum Reserve Amount" means $7,351,622; provided that such minimum amount may never be greater than the outstanding principal amount of the Securities.

      "Monthly Advance" means, with respect to any Distribution Date, any payment made by the Servicer pursuant to Section 5.03 hereof.

      "Monthly Report" has the meaning set forth in Section 4.09 hereof. The form of Monthly Report is attached as Exhibit D hereto.

      "Moody's" means Moody's Investors Service and its successors in interest.

      "Net Liquidation Losses" means the amount, if any, by which (a) the principal balance of all Contracts which became Liquidated Contracts since the Cut-off Date exceeds (b) the Net Liquidation Proceeds received since the Cut-off Date in respect of all Liquidated Contracts.

      "Net Liquidation Proceeds" means the monies collected (from whatever source, including, without limitation, from settlement proceeds) during a Due Period on a Liquidated Contract (except such amounts as are allocable to Post Cut-off Date Insurance Add-Ons in accordance with Section 4.04 hereof), net of the sum of (a) Liquidation Expenses, plus (b) any payments required by law to be remitted to any creditor of, or to the Obligor.

      "Net Yield" means on any day, the percentage equivalent of (a) four multiplied by (b) a fraction, the numerator of which is equal to Excess Collections during the three immediately preceding Due Periods and the denominator of which is equal to the average of the Pool Balances as of the last day of each of such three immediately preceding Due Periods.

      "Nonrecoverable Advance" means any advance made or proposed to be made pursuant to Section 5.03 hereof in respect of a Contract, which the Servicer believes, in its good faith judgment, is not, or if made would not be, ultimately recoverable from subsequent collections in respect of interest on such Contract made by or on behalf of the Obligor thereunder, or from Net Liquidation Proceeds or Insurance Proceeds in respect of such Contract. In determining whether an advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by an officer's certificate of the Servicer delivered to the Trustees and stating the reasons for such determination.

      "Note Additional Principal Distribution Amount" means, for any Distribution Date, the Additional Note Percentage of the Additional Principal Distribution Amount.

      "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(ii) hereof.

      "Note Final Scheduled Distribution Date" means the Class A-1 Note Final Scheduled Distribution Date, the Class A-2 Note Final Scheduled Distribution Date, the Class A-3 Note Final Scheduled Distribution Date or the Class A-4 Note Final Scheduled Distribution Date, as applicable.

      "Note Insurance Policy" means the financial guaranty insurance policy issued by the Insurer with respect to the Notes, including any endorsements thereto, in the form of Exhibit F hereto.

      "Note Interest Carryover Shortfall" means, for any Distribution Date for each class of Notes (other than the first Distribution Date), the excess of (i) the Note Interest Distribution Amount for the preceding Distribution Date for such class of Notes, over (ii) the amount in respect of interest that was actually deposited into the Note Distribution Account in respect of such class of Notes on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Noteholders of such class on the preceding Distribution Date, to the extent permitted by law, at the applicable Interest Rate borne by such class of Notes.

      "Note Interest Distribution Amount" means, for any Distribution Date for any class of Notes, the sum of (x) the Note Monthly Interest Amount for such Distribution Date for such class of Notes and (y) the Note Interest Carryover Shortfall for such Distribution Date for such class of Notes.

      "Note Monthly Interest Amount" means, for any Distribution Date for any class of Notes, interest accrued during the related Interest Accrual Period at the applicable Interest Rate on the outstanding principal balance of such class of Notes on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) before giving effect to all distributions of principal to the Noteholders on such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

      "Note Owners" with respect to a Book-Entry Note, means the Person who is the owner of beneficial interests in such Book-Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an Indirect Participant, in each case in accordance with the rules of such Depository).

      "Note Pool Factor" means, with respect to a class of Notes, an eight-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance of each class of the Notes as of the Distribution Date, as a fraction of the initial outstanding principal balance of such class of the Notes. The Note Pool Factor will be 1.00000000 as of the Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of the Notes. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the applicable Note Pool Factor.

      "Note Primary Principal Distribution Amount" means, for any Distribution Date, the Primary Note Percentage of the Primary Principal Distribution Amount.

      "Note Register" means the register of the Notes as specified in Section
2.4 of the Indenture.

      "Note Registrar" means the registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.

      "Noteholder" means the holder of record of a Note pursuant to the Indenture.

      "Notes" means the Class A-1, Class A-2, Class A-3, and Class A-4 Notes.

      "Notice" means the telephonic or telegraphic notice, promptly each confirmed in writing by telecopy substantially in the form of Exhibit A attached to each of the Policies, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee or the Owner Trustee specifying the Insured Payment that shall be due and owing on the applicable Distribution Date.

      "Obligor" means each Person who is indebted under a Contract.

      "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an officer's certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

      "Opinion of Counsel" means a written opinion of counsel who may, except as otherwise expressly provided herein, in the Trust Agreement or in the Indenture, be counsel (internal or external) for the Seller or Servicer. In addition, for the purposes of the Indenture: (i) the opinion shall be addressed to the Indenture Trustee as Indenture Trustee and (ii) the opinion shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee and the Insurer.

      "Original Certificate Balance" means $11,028,156.

      "Owner Trust Estate" means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II hereof, all funds deposited from time to time in the Designated Accounts (except the Note Distribution Account) and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Basic Documents.

      "Owner Trustee" means Chase Manhattan Bank Delaware, a Delaware banking corporation, or any successor trustee under the Trust Agreement.

      "Pass-Through Rate" means 6.20% per annum.

      "Paying Agent" with respect to the Indenture means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, Reserve Account and the Note Distribution Account, including payment of principal and interest on the Notes on behalf of the Issuer. "Paying Agent" with respect to the Trust Agreement means any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that meets the eligibility requirements of Section 6.13 of the Trust Agreement.

      "Payment Shortfall" means, with respect to any Contract and any Distribution Date, the excess of (x) the product of (i) one-twelfth of the Contract Rate of such Contract and (ii) the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period ending after the Contract was acquired by the Trust, as of the Cut-off Date) over (y) the amount of interest, if any, collected on such Contract during the related Due Period.

      "Person" means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Physical Property" means banker's acceptances, commercial paper, negotiable certificates of deposits and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the Relevant UCC and are susceptible to physical delivery and Certificated Securities.

      "Policy" means each of the Note Insurance Policy and the Certificate Insurance Policy issued by the Insurer with respect to the Securities, including any endorsements thereto, in the form of Exhibits F and G hereto.

      "Pool Balance" means the aggregate outstanding principal balance of the Contracts; provided that a Liquidated Contract and a Repurchased Contract shall cease to be included in the Pool Balance as of the last day of the Due Period in which such Contract became a Liquidated Contract or a Repurchased Contract, as the case may be.

      "Post Cut-off Date Insurance Add-Ons" means Force-Placed Insurance Premiums added to the Contracts on or after the Cut-off Date, which amounts are to be repaid to an account separate from the Collection Account over the remaining life of such Contract.

      "Predecessor Notes" with respect to any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for purposes of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

      "Preference Amount" means any amount previously distributed to a Securityholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court of competent jurisdiction in respect of an Insolvency Proceeding.

      "Preference Claim" has the meaning set forth in Section 5.11(b).

      "Preferred Mortgage" means a "preferred mortgage" as defined in Section 31322 of the Ship Mortgage Statutes.

      "Premium Side Letter Agreement" means the Premium Side Letter Agreement, dated the Closing Date, among the Insurer, CITSF and CIT.

      "Primary Certificate Percentage" means, for any Distribution Date, (i) prior to the Stepdown Date, 1.0%; and (ii) on and after the Stepdown Date, 1.5%; provided, however, that after the Notes have been paid in full, the Primary Certificate Percentage shall be 100%.

      "Primary Note Percentage" means, for any Distribution Date, (i) prior to the Stepdown Date, 99.0%; and (ii) on and after the Stepdown Date, 98.5%; provided, however, that after the Notes have been paid in full, the Primary Note Percentage shall be 0%.

      "Primary Principal Distribution Amount" means, on each Distribution Date, the sum of the following amounts with respect to the related Due Period, in each case calculated in accordance with the method specified in each Contract: (i) all payments of principal (including all Principal Prepayments applied during the related Due Period) made on each Contract during the related Due Period,
(ii) the Stated Principal Balance of each Contract which, as of the related Deposit Date, was purchased by CITSF or the Servicer hereunder, and (iii) the Principal Carryover Shortfall; provided, however, that payments of principal (including Principal Prepayments) with respect to a Repurchased Contract received after the last day of the Due Period in which the Contract became a Repurchased Contract shall not be included in the Primary Principal Distribution Amount.

      "Principal Carryover Shortfall" means, for any Distribution Date, the excess of (i) the Primary Principal Distribution Amount for the preceding Distribution Date over (ii) the amount in respect of principal that was actually distributed to the holders of the Securities on such Distribution Date.

      "Principal Prepayment" means a payment or other recovery of principal on a Contract (including Insurance Proceeds and Net Liquidation Proceeds applied to principal on a Contract) which is received in advance of its Due Date and applied upon receipt (or, in the case of a partial Principal Prepayment, upon the next scheduled payment date on such Contract) to reduce the outstanding principal amount of such Contract prior to the date or dates on which such principal amount is scheduled to be paid.

      "Principal Prepayment in Full" means any Principal Prepayment of the entire principal balance of a Contract.

      "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

      "Purchase Agreement" means the Purchase Agreement dated as of the date hereof between the Seller and CITSF, as amended and supplemented from time to time.

      "Purchase Price" means, with respect to a Contract to be purchased hereunder, an amount equal to the remaining principal amount outstanding on such Contract on the date of purchase, plus 30 days' interest thereon at the Contract Rate, plus the reimbursement then due to the Servicer for outstanding Monthly Advances on such Contract.

      "Rating Agencies" as of any date means the nationally recognized statistical rating organizations requested by the Seller to provide ratings of the Notes and the Certificates which are rating the Notes and Certificates on such date.

      "Rating Agency Condition" with respect to any action means, the condition that each Rating Agency shall have notified the Seller, the Servicer, the Issuer and the Insurer (if the Insurer is the Controlling Party) in writing that such action shall not result in a downgrade or withdrawal of the then current rating of the Notes or Certificates without regard to the Policies.

      "Record Date" with respect to any Distribution Date means (i) with respect to the Notes, the Business Day immediately preceding the related Distribution Date or, in the event Definitive Notes have been issued, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs and (ii) with respect to the Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

      "Redemption Date" means the Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.1 of the Indenture.

      "Reimbursement Obligations" means the sum of (i) any unreimbursed payments made by the Insurer under the Policies and any Insurer Optional Deposits (to the extent not reimbursed from other amounts available to the Insurer), (ii) any unpaid Insurance Premiums, and (iii) all other amounts due to the Insurer under the Insurance Agreement and the Indemnification

Agreement, together in each case with interest on such amounts as set forth in the Insurance Agreement to the extent not previously paid.

      "Related Company Contract Assets" has the meaning set forth in Section
2.01 hereof.

      "Related Selling Trust Contract Assets" has the meaning set forth in
Section 2.01 hereof.

      "Relevant UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

      "Relief Act Reduction" shall mean the reduction of the rate of interest payable on any Contract to a rate below the Contract Rate pursuant to the Soldiers' and Sailors' Civil Relief Act or the Military Reservist Relief Act.

      "Repurchased Contract" means a Contract which (i) CITSF purchased pursuant to Section 3.02 or (ii) the Servicer purchased pursuant to Section 4.02 or 4.07 hereof. The purchase of a Repurchased Contract shall be deemed effective as of the last day of the Due Period preceding the Deposit Date on which the Purchase Price therefor was paid, and it shall cease to be included in the Pool Balance as of such last day of the Due Period.

      "Reserve Account" means the deposit accounts established and maintained pursuant to Section 5.01(a)(iv) hereof, including the Additional Enhancement Sub-Account, the Excess Sub-Account and the Loan Sub-Account.

      "Reserve Account Property" means all amounts and investments held from time to time in the Reserve Account (whether in the form of deposit accounts, Physical Property, Security Entitlements, Uncertificated Securities or otherwise).

         "Reserve Account Surplus" means, as of any Distribution Date, the amount, if any, by which the amount on deposit in the Reserve Account (excluding the Additional Enhancement Sub-Account), after taking into account any deposits to the Reserve Account pursuant to Section 5.06(a) on such Distribution Date and any withdrawals from the Reserve Account pursuant to Section 5.06(b) or (c) on such Distribution Date, exceeds the Specified Reserve Amount for the next Distribution Date.

      "Responsible Officer" with respect to the Indenture Trustee or the Owner Trustee means, any officer within the Corporate Trust Office of such trustee, and, with respect to the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

      "Sale and Servicing Agreement" means this Agreement, as amended and supplemented from time to time.

      "Sallie Mae Entitlement" means a "Security Entitlement" as defined in 31 C.F.R. ss. 354.1.

      "Securities" means the Notes and the Certificates.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      "Securities Intermediary" means a "securities intermediary" within the meaning of Section 8-102(a)(14) of Article 8.

      "Security Certificate" means a "securities certificate" within the meaning of Section 8-102(a)(16) of Article 8.

      "Security Entitlement" means a "securities entitlement" within the meaning of Section 8-102(a)(17) of Article 8.

      "Securityholders" means the Person in whose name a Note or Certificate is registered on the Note Register or the Certificate Register, as applicable.

      "Seller" means the Person executing this Agreement as the Seller, or any successor in interest to the Seller pursuant to the terms hereof.

      "Selling Trust" means CIT Marine Trust 1996-A.

      "Selling Trust Contract" means a Contract described in the List of Selling Trust Contracts.

      "Service Transfer" has the meaning set forth in Section 9.01 hereof.

      "Servicer" means the Person executing this Agreement as the Servicer, or any successor Servicer pursuant to a Service Transfer hereunder.

      "Servicer Letter of Credit" has the meaning set forth in Section 5.02(b) hereof.

      "Servicer Payment" means, with respect to a Distribution Date, the sum of the reimbursement then due to the Servicer for outstanding Monthly Advances, the Servicing Fee for such Distribution Date and the aggregate unpaid Servicing Fees for past Distribution Dates; provided, however, that if CITSF or one of its affiliates is the Servicer, the Servicing Fee (including any unpaid Servicing Fees for past Distribution Dates) shall not be included in the Servicer Payment but instead shall be payable to the Servicer on each Distribution Date only from the Available Amount, if any, remaining after the Insurance Premium, the principal and interest payable on the Securities on such Distribution Date, Reimbursement Obligations payable to the Insurer and interest on the Loan have been paid.

      "Servicer's Certificate" means a certificate, substantially in the form of Exhibit C hereto, completed by and executed on behalf of the Servicer by a Servicing Officer in accordance with Section 4.09 hereof.

      "Servicer's Errors and Omissions Protection Policy" means the errors and omissions policy maintained by the Servicer or any similar replacement policy, if any, pursuant to Section 4.14 hereof.

      "Servicing Fee" means, as to any Distribution Date, the sum of (i) one-twelfth of the product of the Servicing Fee Rate and the Pool Balance as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (ii) any Investment Earnings on amounts on deposit in the Collection Account, the Note Distribution Account and the Certificate Distribution Account.

      "Servicing Fee Rate" means 0.50%; provided, however, if CITSF or an affiliate is not the Servicer, the Servicing Fee Rate shall be a rate determined at the time of the appointment of a Servicer but not to exceed 1.00%.

      "Servicing Officer" means any officer of the Servicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Trust by the Servicer, as the same may be amended from time to time.

      "Ship Mortgage Statutes" means Chapter 313 of Title 46 of the United States Code, as amended from time to time.

      "Simple Interest Contract" means a Contract as to which interest is calculated each day on the basis of the actual principal balance outstanding on such day.

      "Soldiers' and Sailors' Civil Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "Specified Reserve Amount" means, for any Distribution Date, the excess of: (i) 5.55% of the Pool Balance as of the first day of the related Due Period, but in no event less than $16,541,149 over (ii) the excess of the Pool Balance as of the first day of the related Due Period over the outstanding principal amount of the Securities on such Distribution Date (before giving effect to any distributions to Securityholders on such Distribution Date); provided, however, that if an Insurance Agreement Trigger Event has occurred and is continuing, the Specified Reserve Amount will equal the outstanding principal balance of the Securities plus accrued interest thereon; provided further, however, that in no event shall the Specified Reserve Amount be less than the Minimum Reserve Amount.

      "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

      "Stated Principal Balance" means, with respect to any Contract for any Due Period, its unpaid principal balance at the end of the related Due Period, but without giving effect to any adjustments due to bankruptcy or similar proceedings.

      "Stepdown Date" means the first Distribution Date after the Distribution Date on which the Certificate Balance (after giving effect to all distributions on such Distribution Date) is equal to or less than the Current
Overcollateralization Amount.

      "Targeted Overcollateralization Amount" means, for any Distribution Date, $9,189,527.

      "Temporary Notes" means the Notes specified in Section 2.3 of the Indenture.

      "TIA" or "Trust Indenture Act" means The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

      "Treasury Entitlement" means a "Security Entitlement" as defined in 31 C.F.R. ss. 357.2.

      "Treasury Regulations" means any proposed, temporary or final regulation promulgated under the Code.

      "Trust" means CIT Marine Trust 1999-A, a Delaware business trust created by the Trust Agreement.

      "Trust Agreement" means the Amended and Restated Trust Agreement dated the date hereof between the Seller and the Owner Trustee, as amended and supplemented from time to time.

      "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including, without limitation, all property and interest Granted to the Indenture Trustee), including any proceeds thereof, but excluding the Excluded Assets.

      "Trustees" means both the Indenture Trustee and the Owner Trustee.

      "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

      "Uncertificated Security" means an "uncertificated security" within the meaning of the Relevant UCC.

      "Underwriters" means Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Chase Securities Inc., First Union Capital Markets Corp. and Salomon Smith Barney.

         "United States Securities Entitlement" means a Treasury Entitlement, a HUD Entitlement, a FHL Bank Entitlement, a Funding Corporation Entitlement, a Farm Credit Entitlement or a Sallie Mae Entitlement.

      "U.S. Documentable Boat" means a vessel that meets the federal five-ton standard and qualifies for documentation under federal law.

                                   ARTICLE II
                  CONVEYANCE OF CONTRACTS; ACCEPTANCE BY TRUST

      SECTION 2.01 Conveyance of the Contracts. In consideration of the purchase price for the Company Contracts and the retention of the AO Interest, on the Closing Date, the Company shall, and by execution of this Agreement hereby does, sell, transfer, assign absolutely, set over and otherwise convey to the Trust, and the Trust shall, and by execution of this Agreement hereby does, purchase,
(i) all the right, title and interest of the Company in and to the Company Contracts and all the rights, benefits, and obligations arising from and in connection with each Company Contract, (ii) an assignment of the security interests in the Financed Boats granted by the Obligors and any accessions thereto pursuant to the Company Contracts, (iii) all monies received by the Company on or with respect to the Company Contracts on or after the Cut-off Date (exclusive of (i) payments with respect to Post Cut-off Date Insurance Add-Ons and (ii) interest due and payable prior to the Cut-off Date), (iv) the interest of the Company in the Financed Boats (including any right to receive future Net Liquidation Proceeds) that secures the Company Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust, (v) all rights of the Company to proceeds from Insurance Policies covering individual Financed Boats or the Obligors and the Company Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any Financed Boat, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Company Contracts (other than any right as against a Dealer under a Dealer Agreement or other such agreement), (viii) all amounts credited to the Collection Account, (ix) all proceeds in any way derived from any of the foregoing items, and (x) all documents contained in the Contract Files relating to the Company Contracts (the items in clauses (ii) through (x) are referred to herein as the "Related Company Contract Assets"). The parties intend and agree that the conveyance of the Company's right, title and interest in and to the Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale. The "purchase price" for the Company Contracts shall be an amount equal to $435,081,432.60. Such purchase price shall be payable in immediately available funds on the Closing Date.

      In consideration of the purchase price for the Selling Trust Contracts, on the Closing Date, the Selling Trust shall, and by execution of this Agreement hereby does, sell, transfer, assign absolutely, set over and otherwise convey to the Trust, and the Trust shall, and by execution of this Agreement hereby does, purchase, (i) all the right, title and interest of the Selling Trust in and to the Selling Trust Contracts and all the rights, benefits, and obligations arising from and in connection with each Selling Trust Contract, (ii) an assignment of the security interests in the Financed Boats granted by the Obligors and any accessions thereto pursuant to the Selling Trust Contracts,
(iii) all monies received by the Selling Trust on or with respect to the Selling Trust Contracts on or after the Cut-off Date (exclusive of (i) payments with respect to Post Cut-off Date Insurance Add-Ons and (ii) interest due and payable prior to the Cut-off Date), (iv) the interest of the Selling Trust in the Financed Boats (including any right to receive future Net Liquidation Proceeds) that secures the Selling Trust Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust, (v) all rights of the Selling

Trust to proceeds from Insurance Policies covering individual Financed Boats or the Obligors and the Selling Trust Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any Financed Boat, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Selling Trust Contracts (other than any right as against a Dealer under a Dealer Agreement or other such agreement),
(viii) all amounts credited to the Collection Account, (ix) all proceeds in any way derived from any of the foregoing items, and (x) all documents contained in the Contract Files relating to the Selling Trust Contracts (the items in clauses
(ii) through (x) are referred to herein as the "Related Selling Trust Contract Assets"). The parties intend and agree that the conveyance of the Selling Trust's right, title and interest in and to the Contracts (and all rights, entitlements and amounts listed above) pursuant to this Agreement shall constitute an absolute sale. The "purchase price" for the Selling Trust Contracts shall be an amount equal to $297,072,042.40. Such purchase price shall be payable in immediately available funds on the Closing Date.

      Each of the Company and the Selling Trust hereby declares and covenants that it shall at no time have any legal, equitable or beneficial interest in, or any right, including, without limitation, any reversionary or offset right, to the Collection Account and the Reserve Account, and that, in the event it receives any of the same, it shall hold same in trust for the benefit of the Trust on behalf of the Securityholders and shall immediately endorse over to the Trust any such amount it receives. Neither the Seller nor the Servicer shall have the right to remove any Contracts from the Trust after the Closing Date.

      In addition, on or prior to the Closing Date, the Company shall cause the Insurer to deliver the Note Insurance Policy to the Indenture Trustee for the benefit of the Holders of the Notes and the Certificate Insurance Policy to the Owner Trustee for the benefit of the holders of the Certificates.

      SECTION 2.02 Acceptance by the Trust. On the Closing Date, the Trust shall deliver a certificate to the Company and the Selling Trust substantially in the form of Exhibit B hereto acknowledging conveyance of the Contracts and Contract Files relating thereto to the Trust and declaring that the Trust, through the Servicer, as custodian, pursuant to Section 3.03 hereof, will hold all Contracts that have been delivered in trust, upon the trusts herein set forth, for the use and benefit of the Insurer and all Certificateholders and Noteholders, as their respective interests may appear, subject to the terms and provisions of this Agreement and the Basic Documents.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES; THE CONTRACTS

      SECTION 3.01A Representations and Warranties Regarding Each Contract. The Company Contracts have been sold by CITSF to the Company pursuant to the Purchase Agreement. In connection with such sales, CITSF made the representations and warranties in Sections 3.01A, 3.01B, 3.01C and 8.01 of this Agreement to the Company (such representations and warranties being incorporated in the Purchase Agreement) and assumed the obligations in

Section 3.02 of this Agreement. As a condition of the purchase by the Company, the Company has required that CITSF make such representations and warranties directly to the Trust and the Securityholders so that the Trust may recover directly against CITSF on such representations and warranties rather than indirectly through claims by the Company against CITSF. In addition, the Selling Trust Contracts have been sold by CITSF to the Selling Trust. Consequently, CITSF represents and warrants to the Trust, the Insurer and the Securityholders as to each Contract as of the Closing Date (except as otherwise expressly stated):

      (a) List of Contracts. The information set forth in the List of Contracts is true and correct as of its date.

      (b) Payments. With respect to a Contract, as of the Cut-off Date, the payment (if any) of principal and interest for its Due Date next preceding the Cut-off Date was made by or on behalf of the Obligor (without any advance from CITSF or any Person acting on behalf of CITSF) or was not delinquent for more than 59 days.

      (c) No Waivers. The terms of the Contract have not been waived, altered, amended or modified in any respect, except by instruments or documents identified in the Contract File with respect thereto, and no waiver, alteration, amendment or modification has caused such Contract to fail to meet any of the other representations and warranties made by CITSF with respect thereto.

      (d) Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally and equitable remedies.

      (e) No Defenses. As of the Cut-off Date, CITSF had no knowledge of any facts which would give rise to any right of rescission, set-off, counterclaim or defense, including the defense of usury, or the same being asserted or threatened with respect to any Contract.

      (f) Insurance. The Obligor on the Contract is required to maintain physical damage insurance covering the related Financed Boat in accordance with CITSF's normal requirements or, if the related Financed Boat is not so covered by an Obligor's insurance, it is covered by a blanket insurance policy maintained by CITSF or the Servicer. As of the Cut-off Date, neither CITSF nor the Servicer has obtained Force-Placed Insurance with respect to any Contract.

      (g) Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would prohibit the transfer of the Contract to the Company under the Purchase Agreement, the transfer of the Contract to the Trust under this Agreement, or pursuant to transfers of Securities, or the ownership of the Contracts by the Trust.

      (h) Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Contract have been complied with in all material respects and such compliance is not affected by the Trust's ownership of the Contracts, and CITSF shall for at least the period of this Agreement, maintain in its possession, available for the Trust's inspection, and shall deliver to the Trust upon demand, evidence of compliance with all such requirements.

      (i) Contract in Force. The Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Financed Boat securing the Contract has not been released from the security interest of the Contract in whole or in part.

      (j) Valid Security Interest. The Contract and the filing of one or more financing statements and/or the making of a notation of security interest on a title document relating to the Financed Boat covered thereby create a valid and enforceable perfected first priority security interest in favor of CITSF, CITCF-NY or the Dealer which originated such Contract in the Financed Boat covered thereby as security for payment of the amounts due under such Contract, which security interest (if in favor of CITCF-NY or the Dealer) has been validly and effectively assigned to CITSF. CITSF has assigned all of its right, title and interest in such Contract, including the security interest in the Financed Boat covered thereby, to the Company or the Selling Trust, and the Company or the Selling Trust, as the case may be, has assigned all of its right, title and interest in such Contract and such Financed Boat to the Trust, which, accordingly, has a valid and enforceable first priority perfected security interest in the Financed Boat covered thereby except to the extent that the making of a notation of security interest on a title document relating to the Financed Boat covered thereby is required to perfect such security interest. With respect to each Financed Boat that is a U.S. Documentable Boat, a filed and fully effective Preferred Mortgage has been placed in favor of CITSF, CITCF-NY or the Dealer as security for the Contract with respect to such U.S. Documentable Boat.

      (k) Notation of Security Interest. CITSF or CITCF-NY has taken all necessary action with respect to the Contract to perfect the security interest in the Financed Boat covered thereby in favor of CITSF or CITCF-NY. With respect to each Contract, if the related Financed Boat is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Financed Boat is being applied for such title document will be issued within 180 days and will show, CITSF or CITCF-NY as the holder of a first priority security interest in such Financed Boat; if the related Financed Boat is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in a Boat, such filings or recordings have been duly made and show CITSF or CITCF-NY as secured party. An Assignment will be filed within 180 days of the Closing Date with respect to the Preferred Mortgages pursuant to a bulk assignment.

      (l) Capacity of Parties. All parties to the Contract had legal capacity to execute the Contract.

      (m) Good Title. CITSF or CITCF-NY purchased the Contract for fair value and took possession thereof, without knowledge that the Contract was subject to a security interest in favor of a third party. None of CITSF, CITCF-NY, the Company or the Selling Trust has sold, assigned or pledged the Contract to any person other than from CITCF-NY to CITSF, from CITSF to the Company or from the Company or the Selling Trust to the Trust. Prior to the transfer of the Contract by CITCF-NY to CITSF, CITSF to the Company and by the Company or the Selling Trust, as the case may be, to the Trust, each of CITCF-NY, CITSF, the Company and the Selling Trust, as the case may be, had good and marketable title thereto free and clear of any lien, encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Company, the Selling Trust and the Trust, as the case may be. The Company paid fair value to CITSF for the Contracts. Immediately upon the transfer of the Contract, the Trust, for the benefit of the Securityholders, shall acquire good and marketable title to the Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and the transfer thereof shall have been perfected under applicable law.

      (n) No Defaults. As of the Cut-off Date, CITSF had no knowledge of any default, breach, violation or event permitting acceleration of the Contract and no event which, with notice and the expiration of any applicable grace or cure period, would constitute such a default, breach, violation or event permitting acceleration of the Contract (except payment delinquencies permitted by subsection (b) above). Neither CITCF-NY nor CITSF has waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by subsection (b) above.

      (o) No Liens. As of the Cut-off Date for each Contract, CITSF had no knowledge of any liens or claims which have been filed for necessaries, work, labor or materials affecting the Financed Boat securing the Contract which are or may be liens prior or equal to, the security interest granted under the Contract.

      (p) Equal Installments. The Contract is a Simple Interest Contract and provides for level monthly payments which provide interest at the stated Contract Rate and, if paid in accordance with its schedule, fully amortize the loan over its original term.

      (q) Enforceability. The Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security, except as enforceability of such provisions may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      (r) Obligor Not a Governmental Entity. The Obligor on the Contract is not the United States of America or any state or any agency, department, instrumentality or political subdivision thereof.

      (s) Obligor Not Subject to Bankruptcy Proceedings. The Obligor on the Contract was not in a bankruptcy proceeding as of the Cut-off Date.

      (t) No Repossession. As of the Cut-off Date for each Contract, the Financed Boat which secured the Contract had not been repossessed without reinstatement.

      (u) Obligor Not a Relief Act Obligor. If (i) the Obligor on the Contract is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and (ii) the Contract is subject to the Soldiers' and Sailors' Civil Relief Act or the Military Reservist Relief Act, such Obligor has not made a claim to CITSF that

      (A) the amount of interest on the related Contract should be limited to 6% pursuant to the Soldiers' and Sailors' Civil Relief Act during the period of such Obligor's active duty status, or

      (B) payments on such Contract should be delayed pursuant to the Military Reservist Relief Act,

in either case, unless a court has ordered otherwise upon application of CITSF.

      (v) Only One Original. There is only one original executed copy of the Contract, which, immediately prior to the execution of this Agreement, was in the possession of CITSF.

      (w) Contract Is Chattel Paper. The Contract is "chattel paper" as defined in the New Jersey UCC.

      (x) Selection Criteria. As of the Cut-off Date for each Contract, the Contract satisfies the eligibility criteria discussed in the Prospectus Supplement for the Securities under the heading "The Contract Pool--General."

      (y) Valid Transfer. All of the right, title and interest of CITSF, the Company or the Selling Trust, as the case may be, and, if applicable, CITCF-NY in the Contract has been validly sold, transferred and assigned to the Trust and all filings necessary to evidence such sale, transfer and conveyance have been made in all appropriate jurisdictions.

      (z) Trust License. The Trust is in compliance with any and all license, permit and other requirements of any Federal or state law applicable to its ownership of the Contract and its exercise of rights under the Contract and the Basic Documents.

      (aa) Origination. The Contract was originated in the United States of America.

      SECTION 3.01B Representations and Warranties Regarding the Contracts in the Aggregate. CITSF represents and warrants to the Trust and the Securityholders, that:

      (a) Amounts. The aggregate principal amounts payable by Obligors under the Contracts as of the Cut-off Date equal the Cut-off Date Principal Balance.

      (b) Characteristics. The Contracts have the following characteristics as of the Cut-off Date:

            (i) each Contract has a fixed Contract Rate, which is equal to or greater than 7.50%;

            (ii) the remaining maturity of each Contract is at least 12 months, but not more than 240 months;

            (iii) the original maturity of each Contract was at least 18 months, but not more than 245 months;

            (iv) the weighted average remaining term to stated maturity of the Contracts was 168 months;

            (v) the weighted average Contract Rate of the Contracts was 9.50%;

            (vi) the final scheduled payment dates on the Contracts range from dates in January 2000 to May 2019;

            (vii) the average remaining principal balance of the Contracts per contract was $31,914;

            (viii) the outstanding principal balances of the Contracts ranged from $1,073 to $785,708;

            (ix) each of the Contracts was first entered onto the Servicer's or CITCF-NY's servicing system between September 1994 and January 1999;

            (x) not more than 5% of the Contracts by Cut-off Date Principal Balance had mailing addresses in any one state, as determined by information provided by Obligors (except Obligors with mailing addresses in California, Texas, Florida and Missouri, which represent approximately 16.06%, 12.10%, 7.31% and 5.20%, respectively, of the Cut-off Date Principal Balance) and less than 10% of the Obligors had mailing addresses in Oklahoma;

            (xi) at least 67.16% of the Contracts, based on Cut-off Date Principal Balance, were secured by new Financed Boats at origination; and

            (xii) the weighted average original term to stated maturity of the Contracts was 184 months.

      (c) Computer Tape. As of the Closing Date, the Computer Tape made available by the Servicer was complete and accurate as of its date and included a description of the same Contracts that are described in the List of Contracts.

      (d) Marking Records. By the Closing Date, CITSF shall have caused the portions of the Electronic Ledger relating to the Contracts constituting part of the Trust to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust and are owned by the Trust in accordance with the terms of the trust created hereunder.

      (e) No Adverse Selection. No adverse selection procedures have been employed in selecting the Contracts from the marine installment sale contracts and direct loans owned by CITSF which were originated by CITSF or purchased by CITSF from CITCF-NY or Dealers or owned by the Selling Trust, except that CITSF and the Selling Trust did not select any such Contract which would cause a breach of any representation or warranty of CITSF contained in this Agreement that would materially adversely affect the Trust's interest in such Contract.

      SECTION 3.01C Representations and Warranties Regarding the Contract Files. CITSF represents and warrants to the Trust and the Securityholders that:

      (a) Possession. Immediately prior to the Closing Date, CITSF will have possession of each original Contract and the related Contract File, and there are and there will be no custodial agreements in effect materially and adversely affecting the right of CITSF to make, or to cause to be made, any delivery required in connection with the conveyance of the Contracts to the Company or from the Company to the Trust.

      (b) Bulk Transfer Laws. The transfer, assignment and conveyance of the Contracts and the Contract Files from CITSF to the Company and from the Company to the Trust and from the Selling Trust to the Company are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

      SECTION 3.02 Repurchase of Contracts for Breach of Representations and Warranties, Etc.

      (a) Subject to Section 3.02(b), CITSF shall repurchase a Contract, at its Purchase Price, (i) not later than sixty days after CITSF receives written notice from either of the Trustees or the Servicer, or not later than sixty days after CITSF otherwise becomes aware, of a breach of any representation or warranty of CITSF set forth in Section 3.01A or 3.01B of this Agreement that materially and adversely affects the Trust's interest in such Contract or with respect to which the interests of the Insurer are materially and adversely affected and which breach has not been cured or (ii) not later than sixty days after CITSF receives written notice from either of the Trustees of a failure to make a notation of a security interest on a title document required to perfect the security interest of the Trust in a Financed Boat subject to a Contract that materially and adversely affects the Trust's interest in such Contract or with respect to which the interests of the Insurer are materially and adversely affected and which failure has not been cured. The Owner Trustee agrees to cooperate with and to assist the Servicer in effecting any such cure whenever requested to do so by the Servicer. CITSF shall effect such repurchase by paying to the Servicer for deposit in the Collection Account on the Deposit Date immediately following the determination that such Purchase Price is owed the aggregate of the Purchase Price of all Contracts that are required to be repurchased pursuant to the preceding sentence. With respect to any Contract incorrectly described on the List of Contracts, only with respect to remaining unpaid principal balance, which CITSF would otherwise be required to repurchase pursuant to this Section 3.02, CITSF may, in lieu of repurchasing such Contract, deposit in the Collection Account cash in an amount sufficient to cure such deficiency or discrepancy, not later than one Business Day after the first Determination Date which is more than sixty days after CITSF becomes aware or receives written notice from the Trustees or the Servicer of such incorrect description. CITSF shall send written notice of any such cash deposit to the Rating Agencies as promptly as possible following such deposit. Notwithstanding any other provision of the Agreement, the obligation of CITSF under this Section 3.02 shall not terminate upon a Service Transfer pursuant to Article VII.

      (b) The repurchase obligation of CITSF set forth in this Section 3.02 shall constitute the sole remedy available to the Trust and the Securityholders for a breach of any representation and warranty hereunder with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations hereunder, as set forth herein).

      SECTION 3.03 Custody of Contract Files. To assure uniform quality in servicing the Contracts and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, revocably appoints the Servicer, and the Servicer accepts such appointment, to act as the agent of the Trust and as custodian of the Contract File with respect to each Contract, each of which is hereby constructively delivered to the Trust. In the event that CIT's senior unsecured long-term debt is rated lower than "BBB" by Standard & Poor's or lower than "Baa2" by Moody's, the Servicer shall promptly deliver all Contract Files in its possession to the Indenture Trustee or, if the outstanding principal balance of the Notes has been paid in full, the Owner Trustee.

      SECTION 3.04 Duties of Servicer as Custodian.

      (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Contract Files on behalf of the Trust for the use and benefit of the Trust and the Insurer, and maintain such accurate and complete accounts, records and computer systems pertaining to the Contracts as shall enable the Owner Trustee and the Indenture Trustee to comply with their obligations pursuant to this Agreement and the other Basic Documents.

      As custodian, the Servicer shall have and perform the following powers and duties:

            (i) hold the Contract Files on behalf of the Trust and the Insurer, maintain accurate records pertaining to each Contract to enable it to comply with the terms and conditions of this Agreement, maintain a current inventory thereof, conduct annual physical inspections of Contract Files held by it under this Agreement and certify to the Trust and the Insurer annually that it continues to maintain possession of such Contract Files;

            (ii) implement policies and procedures in writing and signed by a Servicing Officer, with respect to persons authorized to have access to the Contract Files on the Servicer's premises and the receipting for Contract Files taken from their storage area by an employee of the Servicer for purposes of servicing or any other purposes; and

            (iii) attend to all details in connection with maintaining custody of the Contract Files on behalf of the Trust and the Insurer.

      In performing its duties under this Section 3.04, the Servicer agrees to act with reasonable care, consistent with the same degree of skill and care that it exercises with respect to similar contracts serviced by it for its own account. The Servicer shall promptly report to the Trust in writing any material failure by it to hold the Contract Files as herein provided and shall promptly take appropriate action to remedy any such failure. In acting as custodian of the Contract Files, the Servicer agrees further not to assert any beneficial ownership interests in the Contracts or the Contract Files. The Servicer agrees to indemnify the Trust, the Certificateholders, the Noteholders, the Owner Trustee, the Insurer and the Indenture Trustee (and its respective officers, directors, employees and agents) for any and all liabilities, obligations, losses, damages, payments, costs, or expense of any kind whatsoever which may be imposed on, incurred by or asserted against the Trust, the Certificateholders, the Noteholders, the Owner Trustee, the Insurer and the Indenture Trustee as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer will not be liable for any portion of any such amount resulting from the negligence or willful misconduct of the Trust, the Certificateholders, the Noteholders, the Owner Trustee, the Insurer or the Indenture Trustee. Such indemnity shall survive the termination of this Agreement or the earlier discharge of the Indenture Trustee under the Indenture.

      (b) Maintenance of and Access to Records. The Servicer, in its capacity as custodian, agrees to maintain the Contract Files at its office in the State of Oklahoma, or at such of its offices as shall from time to time be identified to the Trust by written notice. The Servicer, in its capacity as custodian, may temporarily move individual Contract Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures, but shall promptly return such Contract File as soon as practicable after it is no longer needed for such purpose.

      The Servicer, in its capacity as custodian, shall make available to the Trust and the Insurer, or its duly authorized representatives, attorneys or auditors, the Contract Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Trust or the Insurer shall reasonably instruct which do not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

      (c) Release of Documents. Upon written instruction from the Trust, the Servicer, in its capacity as custodian, shall release or cause to be released any document in the Contract Files to the Trust, the Trust's agent or the Trust's designee, as the case may be, at such place or places as the Trust may designate, as soon as practicable. The Servicer, in its capacity as custodian, shall not be responsible for any loss occasioned by the failure of the Trust, its agent or its designee to return any document or any delay in doing so.

      SECTION 3.05 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions from either of the Trustees with respect to the Contract Files upon its receipt of written instructions signed by a Responsible Officer of such Trustee. A certified copy of a by-law or of a resolution of the Board of Directors of the Owner Trustee or the Indenture Trustee, as applicable, shall constitute conclusive evidence of the authority of any such Responsible Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Trust.

      SECTION 3.06 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 3.06 or until this Agreement shall be terminated. The Servicer may perform its duties as custodian through one or more agents, which agents may maintain physical possession of Contract Files as agent for the Servicer acting as custodian. Notwithstanding the appointment of any such agents, the Servicer shall remain responsible and liable for any failure in the performance of any duties and obligations hereunder that may be assigned to such agents. If the Servicer shall resign as Servicer under Section 8.05 hereof or if all of the rights and obligations of the Servicer shall have been terminated under Section 9.01 hereof, the appointment of the Servicer as custodian may be terminated by the Insurer or, if the Insurer is no longer the Controlling Party, the Indenture Trustee or by the Holders of Notes evidencing not less than a majority of the aggregate outstanding principal balance of the Notes as of the close of the preceding Distribution Date (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by the Owner Trustee or by the Holders of Certificates evidencing not less than a majority of the Certificate Balance as of the close of the preceding Distribution Date), in the same manner as rights and obligations of the Servicer may be terminated under
Section 9.01 hereof. The Trust may terminate the Servicer's appointment as custodian at any time with cause upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Contract Files to the Trust or the Trust's agent at such place or places as the Trust may reasonably designate. The Servicer shall cooperate with the Trust in making the transfer and shall bear all of the Servicer's costs and expenses with respect to such transfer, but the Trust shall bear the actual costs and expenses of packing and transporting the Contract Files to the location designated by the Trust. Notwithstanding the termination of the Servicer as custodian, the Trust agrees that upon any such termination, the Trust shall provide, or cause its agent to provide, access to the Contract Files to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Contracts hereunder.

                                   ARTICLE IV

                    ADMINISTRATION AND SERVICING OF CONTRACTS

      SECTION 4.01 Duties of Servicer.

      (a) The Servicer, as agent for the Trust, shall manage, administer, service and make collections on the Contracts and perform or cause to be performed all contractual and customary undertakings of the holder of the Contracts to the Obligor. The Trust, at the request of a Servicing Officer, shall furnish the Servicer with any reasonable documents or take any action reasonably requested, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

      (b) In managing, administering, servicing and making collections on the Contracts pursuant to this Agreement, the Servicer will exercise the same degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer for its own account.

      (c) The Servicer, with the consent of the Insurer (so long as the Insurer is the Controlling Party), may enter into subservicing agreements with one or more subservicers (which shall be Eligible Servicers) for the servicing and administration of any or all of the Contracts. The Servicer shall provide notice to the Rating Agencies of the appointment of any such subservicer. References in this Agreement to actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by the Servicer in servicing the Contracts shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by a subservicer on behalf of the Servicer. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Servicer and the subservicer have agreed. All compensation payable to a subservicer under a subservicing agreement shall be payable by the Servicer from its servicing compensation or otherwise from its own funds, and none of the Trust, the Insurer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders will have any liability to the subservicer with respect thereto.

      Notwithstanding any subservicing agreement or any of the provisions of this Agreement relating to agreements or any arrangements between the Servicer or a subservicer or any reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Trust, the Insurer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Contracts and the other Trust property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements.

      Any subservicing agreement that may be entered into and any other transactions or servicing arrangements relating to the Contracts and the other Trust property involving a subservicer in its capacity as such shall be deemed to be between the subservicer and the Servicer alone, and the Insurer, Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the subservicer except as set forth in the next succeeding paragraph.

      In the event the Servicer shall for any reason no longer be acting as such, the successor Servicer may, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon request of the Trust, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such subservicing agreement and the Contracts and other Trust property then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of any subservicing agreement to the successor Servicer. In the event that the successor Servicer elects not to assume a subservicing agreement, the outgoing Servicer, at its expense, shall cause the subservicer to deliver to the successor Servicer all documents and records relating to the Contracts and the other Trust property being serviced thereunder and all amounts held (or thereafter received) by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Contracts and the other Trust property being serviced by such subservicer to the successor Servicer.

      (d) The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors or by federal, state or local governmental authorities with respect to the Contracts, investigating delinquencies, reporting federal income tax information to Obligors, monitoring the collateral in cases of Obligor default and handling the foreclosure or other liquidation of Financed Boats in appropriate instances (subject to reimbursement of its expenses incurred in connection with such foreclosure, liquidation or other realization on the Contracts), administering and enforcing Insurance Policies in accordance with its customary practices, accounting for collections, furnishing monthly and annual statements to the Trust and the Insurer with respect to distributions, and making Monthly Advances pursuant to Section 5.03 hereof.

      The Servicer shall be authorized and empowered by the Trust to execute and deliver, on behalf of itself, the Trust, the Insurer, the Owner Trustee, the Indenture Trustee, the Certificateholders, the Noteholders, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or with respect to the Financed Boats.

      Upon written request of the Servicer and receipt by the Trust of an Officer's Certificate setting forth the facts underlying such request, the Trust shall furnish the Servicer with any limited powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and neither the Trust nor the Indenture Trustee shall be held liable for such actions of the Servicer thereunder.

      SECTION 4.02 Collection of Contract Payments. The Servicer shall make reasonable efforts, consistent with the customary servicing practices and procedures employed by the Servicer with respect to Contracts owned or serviced by it, to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and in connection therewith shall follow such normal collection practices and procedures as it follows with respect to comparable new or used marine installment sale contracts and direct loan agreements that it services for itself and others. The Servicer shall not reduce or defer scheduled payments, extend any Contract or otherwise modify the terms of any Contract; provided, however, that, consistent with its customary practices and servicing procedures, the Servicer may, in its discretion, arrange with an Obligor to, defer, reschedule, extend or modify the payment schedule of any delinquent Contract for credit related reasons that would be acceptable to the Servicer with respect to a comparable Contract secured by a new or used Boat that it services for itself or others, so long as (a) the maturity of such Contract would not be extended beyond the 180th day prior to the Certificate Final Scheduled Distribution Date and (b) the deferral, rescheduling, extension or other modification of the terms of the Contract would not constitute a cancellation of such Contract and the creation of a new installment sale contract or direct loan. If, as a result of deferring, rescheduling or extending of payments or any other modification, such deferring, rescheduling, extension or modification breaches any of the terms of the preceding sentence, then the Servicer shall be obligated to purchase such Contract pursuant to Section 4.07 hereof on the Deposit Date immediately following the date on which it became aware or received written notice from the Trust of such failure. The Servicer may, in accordance with its customary servicing practices and procedures, in its good faith judgment, waive any Late Fees that may be due or payable under any Contract. Notwithstanding the foregoing, in connection with the settlement by the Servicer of a defaulted Contract, the Servicer may forgive a portion of such Contract, if in its discretion it believes that the acceptance of the settlement proceeds from the related Obligor would result in the Trust's receiving a greater amount of collections than the Net Liquidation Proceeds that would result from repossessing and liquidating the related Financed Boat.

      SECTION 4.03 Realization Upon Contracts.

      (a) The Servicer will, consistent with customary servicing practices and procedures and the terms of this Agreement, act with respect to the Contracts in such manner as it reasonably believes will maximize the receipt of principal and interest on the Contracts and Net Liquidation Proceeds in respect of defaulted Contracts.

      In the event that title to any Financed Boat is acquired in foreclosure or by conveyance in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trust, or, at its election, to its nominee on behalf of the Trust.

      (b) The Servicer shall be entitled to recover all Liquidation Expenses relating to a defaulted Contract, from the liquidation proceeds with respect to such Contract or related Financed Boat. The Net Liquidation Proceeds realized in connection with any such action with respect to a Contract shall be deposited by the Servicer in the Collection Account in the manner specified in Section 5.02 hereof and shall be applied to reduce (or to satisfy, as the case may be) the Purchase Price of the Contract, if such Contract is to be purchased by (i) CITSF pursuant to Section 3.02 hereof, (ii) the Servicer pursuant to Section 4.07 hereof, or (iii) CITSF pursuant to Section 11.01 hereof. The foregoing shall be subject to the provision that, in any case in which the Financed Boat shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Boat unless it shall determine in its sole discretion that such repair and/or repossession will increase the Net Liquidation Proceeds of the related Contract.

      (c) The Servicer may sue to enforce or collect upon Contracts, including foreclosure of any security interest in a Financed Boat, in its own name, if possible, or as agent for the Trust. If the Servicer elects to commence a legal proceeding to enforce a Contract or any Insurance Policy in respect thereof, the act of commencement shall be deemed to be an automatic assignment of the Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Contract, the Trust shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce the Contract, including bringing suit in its name or the names of the Securityholders.

      (d) Prior to a Service Transfer, the Servicer may grant to the Obligor on any Contract any rebate, refund or adjustment out of the Collection Account that the Servicer in good faith believes is required because of a Principal Prepayment or a Principal Prepayment in Full. The Servicer will not permit any rescission or cancellation of any Contract, except to the extent required by law.

      (e) The Servicer may enforce any due-on-sale clause in a Contract if such enforcement is called for under its then current servicing policies for obligations similar to the Contracts, provided that such enforcement is permitted by applicable law and will not adversely affect any applicable Insurance Policy.

      (f) If CITSF, as Servicer, believes that an Obligor is likely to refinance its Contract, CITSF may in its discretion attempt to retain such Obligor as its customer by soliciting the Obligor to refinance the Contract with CITSF.

      SECTION 4.04 Physical Damage Insurance.

      (a) The Servicer, in accordance with its customary servicing practices and procedures, shall use its best efforts to require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Boat, provided that such insurance shall be in an amount no greater than the outstanding principal balance of the related Contract or, if such insurance also covers the interest of the related Obligor in the Financed Boat, no greater than the greater of the outstanding principal balance of the related Contract or the value of the Financed Boat, or such lesser amount permitted by applicable law. The Servicer may, but shall not be obligated to, verify if such insurance is being maintained by the Obligors or enforce rights or pursue any remedies under the Contracts or applicable law to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary servicing practices and procedures with respect to comparable new or used boats financed by installment sale contracts or direct loan agreements that it services for itself or others. If an Obligor fails to maintain such insurance, the Servicer may, but shall not be obligated to, obtain insurance and advance such premiums for such insurance on behalf of such Obligor. If the Servicer obtains such insurance and advances such premiums for such insurance, such insurance policy shall name the Servicer as an additional insured and loss payee, and shall be issued by an insurer having a rating of "A" or better by A.M. Best (such insurance being referred to herein as "Force-Placed Insurance"). Such Force-Placed Insurance and any commissions or finance charges collected by the Servicer in connection therewith shall be, to the extent permitted by law, in an amount in accordance with customary servicing practices and procedures, but in no event shall such Force-Placed Insurance be in an amount greater than the outstanding principal balance of the related Contract or, if such insurance also covers the interest of the related Obligor in the Financed Boat, no greater than the greater of the outstanding principal balance of the related Contract or the value of the Financed Boat, or such lesser amount permitted by applicable law. The Servicer shall disclose to the related Obligor all information with respect to such Force-Placed Insurance, commissions and finance charges as required by applicable law. The Servicer does not, under its customary servicing practices and procedures, obtain Force-Placed Insurance when the principal balance of the related marine installment sale contract or installment loan falls below the level or levels periodically established in accordance with such customary servicing practices and procedures. In accordance with such customary servicing practices and procedures, the Servicer may periodically readjust such levels, suspend Force-Placed Insurance or arrange other methods of protection of the Financed Boats that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interests of the Certificateholders or the Noteholders. Any portion of the principal balance of a Contract attributable to Insurance Advances or Post Cut-off Date Insurance Add-Ons will not be owned by the Trust, and amounts allocable thereto will not be available for distribution in respect of the

Securities. Unless otherwise designated by the Obligor, the Servicer shall not allocate payments by the Obligor to Insurance Advances or Post Cut-off Date Insurance Add-Ons in respect of such Contracts if any amount of principal or interest is due but unpaid on such Contracts. The Servicer shall not deposit payments allocable to Insurance Advances or Post Cut-off Date Insurance Add-Ons in the Collection Account and shall instead promptly pay such amounts to an account of the Servicer maintained for that purpose. In the event that an Obligor under a Contract with respect to which the Servicer has made Insurance Advances or advanced funds to obtain Force-Placed Insurance makes scheduled payments under the Contract, but fails to make scheduled payments of such Insurance Advances or Post Cut-off Date Insurance Add-Ons as due, and the Servicer has determined that eventual payment of such amount is unlikely, the Servicer may, but shall not be required to, take any action available to it, including determining that the related Contract is in default, taking remedial action and determining that the Contract is a Liquidated Contract; provided, however, that any Net Liquidation Proceeds with respect to such Contract shall be applied first to the accrued and unpaid interest at the Contract Rate, then to the principal amount outstanding, and the remainder, if any, to repayment of any such Insurance Advances or Post Cut-off Date Insurance Add-Ons.

      (b) The Servicer, or any affiliate of the Servicer, may, to the extent permitted by law (i) enter into agreements with one or more insurers or other Persons pursuant to which the Servicer or such affiliate will earn commissions and fees in connection with any insurance policy purchased by an Obligor including, without limitation, any physical damage insurance policy (whether or not such physical damage insurance policy is force-placed pursuant to the provisions of any Contract), or any other insurance policy whatsoever, and (ii) in connection with the foregoing, to solicit, or permit and assist any insurer or any agent thereof to solicit (including, without limitation, providing such insurer or agent a list of Obligors including name, address or other information) any Obligor.

      (c) The Servicer may make advances ("Insurance Advances") to an Obligor to finance insurance premiums related to the Financed Boat. Any such Insurance Advances may be secured by the related Financed Boat.

      SECTION 4.05 Maintenance of Security Interests in Financed Boats;
Retitling.

      (a) Within 180 days after the Closing, the Servicer shall file with the U.S. Coast Guard, assignments of all Preferred Mortgages. The Servicer shall not be required to amend certificates of title covering Financed Boats to reflect transfers by the currently named secured party. The Servicer likewise shall not be required to cause UCC-3 assignments of Financing Statements filed against Financed Boats to be assigned of record to the Trust.

      (b) The Servicer, in accordance with its customary servicing practices and procedures, shall, at its own expense, take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Boat in favor of CITSF or CITCF-NY; provided, however, that the Servicer shall not be obligated to amend any certificate of title to note the Trust's interest as the assignee of the secured party on the certificate of title to such Financed Boat even if such notation is required to perfect the Trust's security interest in such Financed Boat. The Servicer hereby agrees to take, to the extent permitted by law, such steps as are necessary to re-perfect such security interest in the name of CITSF or CITCF-NY in the event of the relocation of a Financed Boat to a jurisdiction other than the jurisdiction in which steps had been taken to perfect the security interest in favor of CITSF or CITCF-NY.

      (c) In the event that the assignment of the Contract to the Trust is insufficient, without a notation on the related Financed Boat's certificate of title or the assignment of the UCC-1 financing statement or the Preferred Mortgage, to grant to the Trust a perfected security interest in the related Financed Boat, CITSF or CITCF-NY hereby agrees to serve as the Trust's agent for the purpose of perfecting the security interest in such Financed Boat and that CITSF's or CITCF-NY's listing as the secured party on the certificate of title, UCC-1 financing statement or Preferred Mortgage, is in the capacity as agent of the Trust.

      (d) If, at any time, a Service Transfer has occurred and CITSF is no longer the Servicer, and the successor Servicer is unable to foreclose upon a Financed Boat because the title document or the Preferred Mortgage for such Financed Boat does not show such successor Servicer or the Trust as the lienholder, CITSF shall take all necessary steps to apply for a replacement title document showing the successor Servicer or the Trust as the secured party or shall, at its expense, file an Assignment with respect to such Preferred Mortgage, as the case may be.

      (e) In order to facilitate the successor Servicer's actions, as described in subsection 4.05(b) hereof, CITSF will provide the successor Servicer with any necessary power of attorney permitting it to retitle the Financed Boat. The Company hereby appoints the Trust (acting through the Owner Trustee or the Servicer) its attorney-in-fact to endorse, as appropriate, the certificate of title relating to any Financed Boat in order to cause a change in the name of the secured party of the Financed Boat to the Trust at such time as such certificate of title is endorsed and delivered to the applicable state department of motor vehicles with appropriate fees. The Company will provide the Trust with any necessary power of attorney for such purpose.

      (f) In the event that the successor Servicer seeks to foreclose on a Financed Boat and if the successor Servicer is unable to retitle or otherwise perfect a security interest in the Financed Boat then CITSF, at its expense, will take all actions necessary to act with the successor Servicer, to the extent permitted by law, to enable the successor Servicer to foreclose upon the Financed Boat, including, as appropriate, the filing of any UCC-1 or UCC-2 financing statements necessary to perfect the security interest in any Financed Boat.

      SECTION 4.06 Covenants of Servicer. The Servicer shall not:

            (i) Security Interest to Remain in Force. Release a Financed Boat securing a Contract from the security interest granted by the Contract except as contemplated herein or as required by the terms of such Contract or applicable law;

            (ii) No Impairment. Impair the rights of the Trust in the Contracts or take any action inconsistent with the Trust's ownership of the Contracts, except as expressly provided herein;

            (iii) Amendments. Increase the number of payments under a Contract, nor increase the principal amount of such Contract which is used to finance the purchase price of the related Financed Boats, nor extend or forgive payments on a Contract or extend or modify the payment schedule or other terms of a Contract, except as provided in Section 4.02 hereof;

            (iv) Compliance with Insurance Policies. Fail to comply with the provisions of any Insurance Policy, if the failure to comply would impair the protection or benefit to be afforded by such Insurance Policies; and

            (v) Trust License. Fail to obtain and maintain any license, permit or other approval required by any Federal or state law in order for the Trust to own any Contract or to exercise the rights under any Contract or the Basic Documents.

      SECTION 4.07 Purchase of Contracts Upon Breach. The Servicer or the Trustees, as the case may be, shall inform the other parties and the Insurer promptly, in writing, upon the discovery of any breach by the Servicer of its covenants under Section 4.02 hereof, Section 4.04 hereof, Section 4.05 hereof or
Section 4.06 hereof, which materially and adversely affects the Trust's interest in any Contract or with respect to which the interests of the Insurer are materially and adversely affected. The Trustees shall not be deemed to have discovered such a breach until such time as a Responsible Officer of each of the Trustees receives written notice of such breach. Except as otherwise specified in Section 4.02 hereof, unless the breach shall have been cured, the Servicer shall purchase such Contract, at its Purchase Price, not later than the first Deposit Date which is not more than 60 days after the Servicer receives written notice from the Trustees, or not later than 60 days after the Servicer otherwise becomes aware of, a breach of any of its obligations under Sections 4.02, 4.04 or 4.05 hereof or any covenant of the Servicer in Section 4.06 hereof which materially and adversely affects the Trust's interest in such Contract. The Servicer shall effect such purchase by depositing on such Deposit Date, in accordance with Section 5.04 hereof, the Purchase Price of such Contract (less any Net Liquidation Proceeds deposited, or to be deposited, by the Servicer in the Collection Account with respect to such Contract pursuant to Section 5.02 hereof) in the Collection Account. The effective date of such purchase shall be the last day of the Due Period preceding such Deposit Date. The sole remedy of the Trust, the Insurer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders against the Servicer with respect to a breach pursuant to Sections 4.02, 4.04, 4.05 or 4.06 hereof shall be to require the Servicer to purchase Contracts pursuant to this Section 4.07.

      SECTION 4.08 Servicing Fee. The Servicing Fee for a Distribution Date shall be equal to the sum of (i) one-twelfth of the product of the Servicing Fee Rate and the Pool Balance as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (ii) any Investment Earnings on amounts on deposit in the Collection Account, the Certificate Distribution Account and the Note Distribution Account.

      SECTION 4.09 Monthly Report. On or before each Determination Date, the Servicer shall furnish a report (the "Monthly Report"), which shall be in substantially the form of Exhibit D hereto (with such additional information as the Servicer shall elect to include therein), to the Insurer, Owner Trustee, the Indenture Trustee, any Paying Agent (under the Indenture and the Trust Agreement) and (if CITSF is not the Servicer) CITSF. The determination by the Servicer of the amount of the distributions to be made pursuant to Section 5.05 hereof shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder, and the Trustees shall be fully protected in relying upon the same without any independent check or verification. The Servicer shall also specify in the Monthly Report each Contract which CITSF or the Servicer is required to repurchase as of the last day of the related Due Period and each Contract which the Servicer shall have determined to be a Liquidated Contract during such Due Period. The Trustees shall not be required to recompute, verify or recalculate information contained in the Servicer's Certificate.

      Each Monthly Report shall be accompanied by a certificate of a Servicing Officer substantially in the form of Exhibit C hereto, certifying the accuracy of the Monthly Report and that no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred, or if such event has occurred and is continuing, specifying the event and its status.

      In addition, the Servicer shall, on request of the Trustees or the Insurer, furnish the Trustees or the Insurer, as the case may be, such reasonably pertinent underlying data on the Contracts as can be generated by the Servicer's existing data processing system without undue modification or expense.

      SECTION 4.10 Annual Statement as to Compliance.

      (a) The Servicer shall deliver to the Trustees and the Insurer within 90 days after the end of each calendar year commencing March 31, 2000, a certificate signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding calendar year of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such preceding calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

      (b) The Servicer shall deliver to the Trustees and the Insurer, promptly after having obtained knowledge thereof, a certificate of a Responsible Officer of the Servicer specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Termination under subsection (a) or (b) of Section 9.01 hereof.

      SECTION 4.11 Annual Report of Accountants. On or before March 31 of each year, commencing March 31, 2000, the Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement which opines on, at a minimum, the Servicer's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions thereto). Such examination and report of independent public accountants will be prepared in accordance with the requirements set forth in the Uniform Single Attestation Program for Mortgage Bankers (in accordance with the 1995 revisions thereto). Copies of the annual statement of accountants shall also be provided to each Rating Agency, the Insurer and to the Trustees.

      SECTION 4.12 Duties of Owner Trustee. The Servicer shall monitor the performance of the Issuer and the Owner Trustee and shall advise the Owner Trustee in writing when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture and the Trust Agreement. If the Seller shall fail to compensate the Owner Trustee pursuant Section 6.9 of the Trust Agreement, the Servicer shall pay to the Owner Trustee such compensation. The Servicer shall reimburse the Owner Trustee as provided in Section 6.9 of the Trust Agreement for its reasonable expenses thereunder. The Servicer agrees to take the actions required to be taken by it under Section 6.10 of the Trust Agreement.

      The Servicer shall prepare for execution by the Issuer or the Owner Trustee, or shall cause to be prepared by other appropriate persons, all documents, reports, filings, instruments, certificates and opinions as shall be required to be prepared, filed or delivered by the Issuer or the Owner Trustee pursuant to the Indenture or the Trust Agreement.

      In furtherance of the foregoing, the Servicer's duties shall include, without limitation, compliance with the requirements of Sections 2.6, 2.12, 5.4,
6.9 and 6.10 of the Trust Agreement and Sections 2.2, 2.4, 2.7(d), 2.9, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(d), 3.9, 3.10, 3.19, 3.20, 4.1, 6.8, 7.1, 7.3, 8.2,
8.3, 8.4, 8.5, 9.1, 9.2, 9.6, 11.1(a), 11.1(b), 11.4, 11.6 and 11.15 of the
Indenture.

      In accordance with directions from the Trust, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Basic Documents as are not covered by any of the foregoing and as are expressly reasonably requested by the Trust and are reasonably within the capability of the Servicer. The Servicer shall furnish to the Owner Trustee from time to time such additional information regarding the Trust or the Basic Documents as the Owner Trustee shall reasonably request.

      SECTION 4.13 Reports to Securityholders and the Rating Agencies.

      (a) Concurrently with each distribution charged to the Certificate Distribution Account and the Note Distribution Account, the Owner Trustee and the Indenture Trustee, respectively, so long as each has received the Monthly Report from the Servicer, shall forward or cause to be forwarded by mail to each Securityholder, such Monthly

Report. The Servicer shall furnish to each Securityholder of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law.

      (b) The Servicer shall forward to each Rating Agency each letter of the independent certified public accountants' described in Section 4.11 hereof, each Servicer's Certificate described in Section 4.09 hereof, each annual statement as to compliance described in Section 4.10 hereof and each statement to Securityholders described in Section 5.08 hereof.

         SECTION 4.14 Maintenance of Fidelity Bond and Errors and Omission Policy. The Servicer shall during the term of its service as Servicer maintain in force (a) a policy or policies of errors and omissions insurance coverage, and (b) a fidelity bond in respect of its officers, employees and agents. Such policy or policies and such fidelity bond shall have such deductibles and be in such form and amount as is generally customary among Persons which service a portfolio of marine installment sale contracts having an aggregate principal amount of $100,000,000 or more and which are generally regarded as servicers acceptable to institutional investors.

         SECTION 4.15 Satisfaction of Contract. Upon payment in full on any Contract, the Servicer is authorized to execute an instrument in satisfaction of such Contract and to do such other acts and execute such other documents as the Servicer deems necessary to discharge the Obligor thereunder and eliminate the security interest in the Financed Boat related thereto. The Servicer shall determine when a Contract has been paid in full. To the extent that insufficient payments are received on a Contract credited by the Servicer as prepaid or paid in full and satisfied, the shortfall shall be paid by the Servicer out of its own funds.

      SECTION 4.16 Costs and Expenses. Except as provided in Section 4.03 hereof, all costs and expenses incurred by the Servicer in carrying out its duties hereunder, including all fees and expenses incurred in connection with the enforcement of Contracts (including enforcement of defaulted Contracts and repossessions of Financed Boats securing such Contracts), shall be paid by the Servicer and the Servicer shall not be entitled to reimbursement hereunder.

                                    ARTICLE V

            ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

      SECTION 5.01 Collection Account and Reserve Account.

      (a) (i) On or before the Closing Date, there shall be established and maintained in the name of the Indenture Trustee, for the benefit of the Insurer, Noteholders and Certificateholders, an Eligible Account (which initially shall be maintained with the Indenture Trustee) known as the "CIT Marine Trust 1999-A Collection Account" (the "Collection Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and Certificateholders and owned by the Trust.

            (ii) On or before the Closing Date, there shall be established and maintained in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account (which initially shall be maintained with the Indenture Trustee) known as the "CIT Marine Trust 1999-A Note Distribution Account" (the "Note Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and owned by the Trust.

            (iii) On or before the Closing Date, pursuant to the Trust Agreement, there shall be established and maintained in the name of the Owner Trustee, for the benefit of the Certificateholders, an Eligible Account (which initially shall be maintained with the Paying Agent of the Owner Trustee) known as the "CIT Marine Trust 1999-A Certificate Distribution Account" (the "Certificate Distribution Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and owned by the Trust.

            (iv) On or before the Closing Date, there shall be established and maintained in the name of the Indenture Trustee three Eligible Accounts (which initially shall be maintained with the Indenture Trustee) (collectively, the "Reserve Account"), known as the "CIT Marine Trust 1999-A Additional Enhancement Sub-Account" (the "Additional Enhancement Sub-Account"), the "CIT Marine Trust 1999-A Loan Sub-Account" (the "Loan Sub-Account") and the "CIT Marine Trust 1999-A Excess Sub-Account" (the "Excess Sub-Account"), each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Lender, the Insurer, the Noteholders and the Certificateholders and owned by the Trust.

      (b) The amounts on deposit in the accounts described in Sections 5.01(a) above shall, in the name of the Trust be invested solely in Eligible Investments (which, in the case of the Reserve Account, may include obligations of CIT so long as such obligations qualify as Eligible Investments), that mature not later than one Business Day prior to the next succeeding Distribution Date, in accordance with instructions provided to the Trustees by the Servicer in writing (or, in the case of the Loan Sub-Account, in accordance with instructions provided to the Servicer by the Lender in writing). All Investment Earnings from the investment of funds in the accounts described in Section 5.01(a) hereof shall be deposited in the accounts in which such Investment Earnings were earned. All Investment Earnings realized from any such investment of funds in the Collection Account, Certificate Distribution Account and Note Distribution Account (to the extent investment of such funds is permitted hereunder) shall be for the benefit of the Servicer and may be withdrawn by the Servicer on each Distribution Date pursuant to Section 5.02(c)(ii) hereof. All Investment Earnings realized from any such investment of funds in the Loan Sub-Account shall be distributed as provided in Section 5.06. An amount equal to any net loss on investments in any Designated Account (other than the Loan Sub-Account) shall be deposited in the Collection Account by the Servicer out of its own funds, without right to reimbursement, immediately as realized. "Eligible Investments" are any of the following:

            (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation (if then rated Aaa by Moody's), the Federal National Mortgage Association, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and which are noncallable;

            (ii) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustees or any Affiliate of the Trustees, acting in their commercial capacity) incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch or agency of a foreign bank) and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, the commercial paper or other short-term debt obligations of such depository institution or trust company have been rated at least P-1 or higher from Moody's and A-1 from Standard & Poor's; or any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation and which is rated at least P-1 by Moody's;

            (iii) repurchase obligations with respect to any security described in either clause (i) or (ii) above and entered into with any institution whose commercial paper is at least rated P-1 from Moody's and at least A-1 by Standard & Poor's;

            (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which have a credit rating of at least A2 or P-1 from Moody's and at least AAA from Standard & Poor's at the time of such investment (or, with respect to the investment of any amounts on deposit in the Certificate Distribution Account, such Standard & Poor's rating shall be at least A);

            (v) commercial paper (which may be issued by CIT) having a rating of at least P-1 from Moody's and at least A-1 from Standard & Poor's at the time of such investment;

            (vi) money market funds which are rated Aaa by Moody's and at least AAAm or AAAm-G by Standard & Poor's, including funds which meet such rating requirements for which the Trustees or an affiliate of the Trustees serves as an investment advisor, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) such Trustee or an affiliate of such Trustee charges and collects fees and expenses from such funds for services rendered, (ii) such Trustee charges and collects fees and expenses for services rendered pursuant to this instrument, and (iii) services performed for such funds and pursuant to this instrument may converge at any time. (The Seller and the Servicer specifically authorize such Trustee or an affiliate of such Trustee to charge and collect all fees and expenses from such funds for services rendered to such funds, in addition to any fees and expenses such Trustee may charge and collect for services rendered pursuant to this instrument.); and

            (vii) any other investments approved by the Rating Agencies.

      The Trustees may trade with themselves, each other, or with an Affiliate on an arm's length basis in the purchase or sale of such Eligible Investments. The Trustees shall not be liable for the selection of or for any investment losses made at the written direction of the Servicer on any Eligible Investments.

      SECTION 5.02 Collections; Applications.

      (a) Deposits to Collection Account. Subject to subsections 5.02(b) and (c) hereof, the Servicer shall deposit in the Collection Account, no later than two Business Days after the Closing Date, any amounts representing payments received on the Contracts on or after the Cut-off Date through and including the Closing Date. Subject to subsections 5.02(b) and (c) hereof, the Servicer shall deposit in the Collection Account as promptly as practicable (not later than the second Business Day) following the receipt thereof by the Servicer, all amounts received in respect of the Contracts, including all loan payments from Obligors, Net Liquidation Proceeds and Insurance Proceeds.

      (b) Monthly Deposits to Collection Account. Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as,

            (i) the Servicer or the direct or indirect parent of the Servicer shall have and maintain a short-term debt rating of at least A-1 by Standard & Poor's and either a short-term debt rating of P-1 or a long-term debt rating of at least A2 by Moody's, or

            (ii) the Servicer obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") reasonably acceptable to the Insurer (if it is the Controlling Party) under which demands for payment may be made to secure timely remittance of monthly collections to the Collection Account and the Trustees are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule and any amendment required to be made to this Agreement in connection therewith will not result in a qualification, reduction or withdrawal of its then-current rating of the Notes or Certificates, the Servicer may make the deposits to the Collection Account specified in subsection 5.02(a) hereof on a monthly basis, but not later than the Deposit Date following the last day of the Due Period within which such payments were processed by the Servicer, in an amount equal to the net amount of such deposits and payments which would have been made to the Collection Account during such Due Period but for the provisions of this subsection 5.02(b). In the event that the Servicer is permitted to make remittances of collections to the Collection Account pursuant to Section 5.02(b)(ii) hereof, this Agreement may be modified, to the extent necessary, without the consent of any Securityholder. The Servicer shall notify the Trustees if the Servicer no longer complies with the requirements set forth in clause (i) or (ii) above.

      (c) Amounts Not Required to Be Deposited. The Servicer shall not be required to deposit in the Collection Account amounts relating to the Contracts attributable to the following:

            (i) amounts received with respect to each Contract (or property acquired in respect thereof) which has been purchased by CITSF or the Servicer pursuant to this Agreement,

            (ii) Investment Earnings on funds deposited in the Collection Account, the Certificate Distribution Account, the Note Distribution Account and the Reserve Account,

            (iii) amounts received in respect of Post Cut-off Date Insurance Add-Ons,

            (iv) any repossession profits on Liquidated Contracts,

            (v) amounts received as liquidation proceeds, to the extent the Servicer is entitled to reimbursement of Liquidation Expenses relating thereto pursuant to Section 4.03 hereof,

            (vi) amounts to be reimbursed to the Servicer in respect of Nonrecoverable Advances and

            (vii) interest due and payable prior to the Cut-off Date.

      (d) Permitted Withdrawals from the Collection Account. The Indenture Trustee shall, at the written direction of the Servicer, from time to time as provided herein, make withdrawals from the Collection Account of amounts deposited in said account pursuant to this Agreement that are attributable to the Contracts for the following purposes:

            (i) to make payments and distributions in the amounts and in the manner provided for in Section 5.05 hereof;

            (ii) to pay to CITSF or the Servicer with respect to each Contract or property acquired in respect thereof that has been purchased pursuant to Section 3.02, 4.02, 4.07 or 11.01 hereof, all amounts received thereon and not required to be distributed to Noteholders and Certificateholders;

            (iii) to pay to the Buyer with respect to each Contract or property acquired in respect thereof that has been purchased pursuant to Section
      11.02 hereof, all amounts received thereon and not required to be distributed to Noteholders and Certificateholders;

            (iv) to withdraw any amount deposited in the Collection Account that was not required to be deposited therein; and

            (v) to reimburse the Servicer out of liquidation proceeds for Liquidation Expenses incurred by it, to the extent such expenses have not otherwise been reimbursed.

      Since, in connection with withdrawals pursuant to clauses (ii), (iii) and
      (v) of this subsection 5.02(d), CITSF's entitlement thereto is limited to collections or other recoveries on the related Contract, the Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such clauses. The Servicer shall keep and maintain an accounting for the purpose of justifying any withdrawal from the Collection Account pursuant to clause (iv) of this subsection 5.02(d).

      SECTION 5.03 Monthly Advances. With respect to each Contract as to which there has been a Payment Shortfall during the related Due Period (other than a Payment Shortfall arising from either (i) a Principal Prepayment in Full of a Contract or (ii) a Contract which has been subject to a Relief Act Reduction during such Due Period), the Servicer shall make a Monthly Advance in the amount of such Payment Shortfall, but only to the extent the Servicer, in its good faith judgment, expects to recover such Monthly Advance from subsequent interest collections on such Contract made by or on behalf of the Obligors thereunder, or from Net Liquidation Proceeds or Insurance Proceeds with respect to the related Contract. The Servicer shall not be obligated to make any advance to the Trust in respect of the principal component of scheduled payments on any Contract which is not paid during the Due Period in which it is due.

      The Servicer shall deposit any such Monthly Advance into the Collection Account in next-day funds or immediately available funds no later than 12:00 noon, New York time, on the related Deposit Date. The Servicer shall be reimbursed for any such Monthly Advance from subsequent collections in respect of interest on such Contract made by or on behalf of the Obligor, or from Net Liquidation Proceeds or Insurance Proceeds with respect to such Contract. If an unreimbursed Monthly Advance shall become a Nonrecoverable Advance, the Servicer shall be reimbursed from collections on all the Contracts in the Trust in the order of priority set forth in Section 5.05 hereof.

      SECTION 5.04 Additional Deposits. CITSF, the Servicer or the Buyer, as the case may be, shall deposit into the Collection Account the aggregate Purchase Price pursuant to Sections 3.02, 4.02, 4.07, 11.01 and 11.02 hereof, as applicable. All remittances shall be made to the Collection Account, in next-day funds or immediately available funds, no later than 12:00 noon, New York time, on the related Deposit Date.

      SECTION 5.05 Distributions.

      (a) On or before the Determination Date preceding a Distribution Date, the Servicer shall make a determination and inform the Indenture Trustee and the Owner Trustee in writing (and the Paying Agent, if any, appointed pursuant to the Trust Agreement or the Indenture) of the following amounts with respect to the preceding Due Period: (i) the aggregate amount of collections on the Contracts; (ii) the aggregate amount of Monthly Advances to be remitted by the Servicer; (iii) the aggregate Purchase Price of Contracts to be purchased by CITSF or the Servicer; (iv) the aggregate amount of funds to be withdrawn from the Additional Enhancement Sub-Account and deposited into the Collection Account; (v) the aggregate amount to be distributed as principal and interest on the Notes on the related Distribution Date; (vi) the aggregate amount to be distributed as principal and interest on the Certificates on the related Distribution Date; (vii) the Servicer Payment; (viii) the amounts required to be withdrawn from the Reserve Account for such Distribution Date in accordance with Sections 5.05(b) and 5.06 hereof; (ix) any amounts to be deposited into the Additional Enhancement Sub-Account pursuant to Section 5.05(b)(x), the Excess Sub-Account pursuant to Section 5.05(b)(xiii) and the Reserve Account pursuant to Section 5.06 hereof; (x) the aggregate amount of unreimbursed Monthly Advances to be reimbursed to the Servicer; (xi) the Insurance Premiums to be paid to the Insurer; (xii) the amount of any Lender Fees; and (xiii) the amount of any Reimbursement Obligations.

      (b) On or before 11:00 a.m. (New York City time) on each Distribution Date the Indenture Trustee, based on the written instruction provided by the Servicer in subsection (a) above, shall withdraw the Available Amount from the Collection Account and the Indenture Trustee or the Paying Agent on behalf of the Indenture Trustee shall make the following payments (to the extent sufficient funds are available therefor) in the following order and priority:

            (i) the Servicer Payment (to the extent not previously retained by the Servicer) shall be paid to the Servicer;

            (ii) the Insurance Premium (to the extent accrued prior to an Insurer Default and not previously paid) shall be paid to the Insurer;

            (iii) the Note Interest Distribution Amount will be deposited into the Note Distribution Account, for payment to the Noteholders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on each class of the Notes for interest on such Distribution Date;

            (iv) the Certificate Interest Distribution Amount will be deposited into the Certificate Distribution Account, for payment to the Certificateholders for interest on such Distribution Date;

            (v) on and prior to the Crossover Date, the Note Primary Principal Distribution Amount will be deposited into the Note Distribution Account, for payment of principal to the Noteholders in the following order of priority:

                  (a) to the Class A-1 Notes until the principal balance of the
            Class A-1 Notes is reduced to zero;

                  (b) to the Class A-2 Notes until the principal balance of the
            Class A-2 Notes is reduced to zero;

                  (c) to the Class A-3 Notes until the principal balance of the
            Class A-3 Notes is reduced to zero; and

                  (d) to the Class A-4 Notes until the principal balance of the
            Class A-4 Notes is reduced to zero;

      provided, however, that if an Event of Default has occurred and the Insurer is not the Controlling Party and the Notes have been accelerated, the Note Primary Principal Distribution Amount will be deposited into the Note Distribution Account, for payment of principal on each class of Notes pro rata on the basis of their respective unpaid principal amounts;

            (vi) on and prior to the Distribution Date on which the Certificates have been paid in full, the Certificate Primary Principal Distribution Amount will be deposited into the Certificate Distribution Account, for payment of principal to the Certificateholders;

            (vii) the Reimbursement Obligations will be paid to the Insurer (to the extent not previously paid);

            (viii) the Lender Fees will be paid to the Lender;

            (ix) if CITSF or one of its affiliates is the Servicer, the Servicing Fee (including any unpaid Servicing Fees for prior Due Periods) shall (to the extent not previously paid to the Servicer) be paid to the Servicer;

            (x) deposit in the Additional Enhancement Sub-Account the amount necessary, if any, to increase the balance in the Additional Enhancement Sub-Account to equal the Additional Required Reserve Amount for such Distribution Date;

            (xi) on and prior to the Distribution Date on which the Notes have been paid in full, the Note Additional Principal Distribution Amount will be deposited into the Note Distribution Account for payment of principal to the Noteholders in the following order of priority:

                  (a) to the Class A-1 Notes until the principal balance of the
            Class A-1 Notes is reduced to zero;

                  (b) to the Class A-2 Notes until the principal balance of the
            Class A-2 Notes is reduced to zero;

                  (c) to the Class A-3 Notes until the principal balance of the
            Class A-3 Notes is reduced to zero; and

                  (d) to the Class A-4 Notes until the principal balance of the
            Class A-4 Notes is reduced to zero;

            (xii) on and prior to the Distribution Date on which the Certificates have been paid in full, the Certificate Additional Principal Distribution Amount will be deposited into the Certificate Distribution Account for payment of principal to the Certificateholders; and

            (xiii) the balance, if any, remaining after the payments on clauses
      (i) through (xii) above shall be deposited in the Excess Sub-Account.

      (c) On each Distribution Date, the Indenture Trustee and the Owner Trustee shall distribute all amounts in the Note Distribution Account and the Certificate Distribution Account, respectively, to the Noteholders and the Certificateholders, respectively, as provided in the Indenture and Trust Agreement, respectively.

      SECTION 5.06 Reserve Account.

      (a) The Indenture Trustee shall, on the Closing Date, deposit or cause to be deposited in the Loan Sub-Account by wire transfer of immediately available funds the Initial Reserve Amount from the proceeds of the loan to be made on the Closing Date by the Lender under the Loan Agreement. On each Distribution Date, the Indenture Trustee shall deposit or cause to be deposited into the Reserve Account by wire transfer of immediately available funds any amount it receives pursuant to (a) Section 5.05(b)(x) into the Additional Enhancement Sub-Account and (b) Section 5.05(b)(xiii) into the Excess Sub-Account. The Indenture Trustee shall have the sole right to make withdrawals from the Reserve Account. Amounts withdrawn from the Reserve Account and paid to the Securityholders, the Lender, or the holder of the AO Interest, as provided herein and in the Loan Agreement, shall not be required to be reimbursed to the Reserve Account by the Trustees, the Securityholders, the Lender, any Paying Agent or any transferee thereof. Any amounts withdrawn from the Reserve Account to be distributed to Securityholders shall be withdrawn first from the Additional Enhancement Sub-Account, then from the Excess Sub-Account and, finally, from the Loan Sub-Account.

      (b) (i) In the event that the sum of the Certificate Interest Distribution Amount, the Note Interest Distribution Amount, the Note Primary Principal Distribution Amount and the Certificate Primary Principal Distribution Amount to be distributed to the Securityholders for any Distribution Date exceeds the amount deposited in the Certificate Distribution Account and Note Distribution Account pursuant to clauses (iii) through (vi) of Section 5.05(b) hereof on such Distribution Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw or cause to be withdrawn from the Reserve Account, in the order of priority set forth in the last sentence of subparagraph (a) of this Section 5.06, on or before the related Deposit Date the lesser of the amount of such excess and the sum of the Available Reserve Amount and the amount on deposit in the Additional Enhancement Sub-Account (the "Draw Amount"). The Indenture Trustee shall deposit such amount, or cause such amount to be deposited first, into the Note Distribution Account and second, to the extent of any remaining Draw Amount, to the Certificate Distribution Account no later than 12:00 noon, New York City time, on such Deposit Date.

      (ii) In the event that on a Distribution Date (after giving effect to the distribution of the Note Primary Principal Distribution Amount and the Note Additional Principal Distribution Amount to the Noteholders and the Certificate Primary Principal Distribution Amount and the Certificate Additional Principal Distribution Amount to the Certificateholders) a Collateralization Shortfall exists, the Servicer shall instruct the Indenture Trustee in writing to withdraw or cause to be withdrawn from the Reserve Account, in the order of priority set forth in clause (a) of this Section 5.06, on or before the related Deposit Date the lesser of the Collateralization Shortfall and the sum of the Available Reserve Amount and the amount on deposit in the Additional Enhancement Sub-Account. The Indenture Trustee shall deposit such amount, or cause such amount to be deposited into the Note Distribution Account (or if the Notes have been paid in full, the Certificate Distribution Account), no later than 12:00 noon, New York City time, on such Deposit Date.

      (c) (i) On or before the Deposit Date immediately preceding the Note Final Scheduled Distribution Date with respect to each class of Notes, the Servicer shall instruct the Indenture Trustee in writing to withdraw or cause to be withdrawn from the Reserve Account, in the order of priority set forth in last sentence of subparagraph (a) of this Section 5.06, an amount (the "Final Note Draw Amount") equal to the lesser of (A) the aggregate outstanding principal balance of such class of Notes and the Note Interest Distribution Amount on the applicable Note Final Scheduled Distribution Date, after giving effect to distributions to Noteholders on the applicable Note Final Scheduled Distribution Date pursuant to Sections 5.05(b)(iii), (v) and (xi) hereof and (B) the sum of the Available Reserve Amount and the amount on deposit in the Additional Enhancement Sub-Account, after giving effect to any withdrawal from the Reserve Account pursuant to clause (b) of this Section 5.06. The Indenture Trustee shall deposit such amount, or cause such amount to be deposited, into the Note Distribution Account no later than 12:00 noon, New York City time, on such Deposit Date.

      (ii) On or before the Deposit Date immediately preceding the Certificate Final Scheduled Distribution Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw or cause to be withdrawn from the Reserve Account an amount (the "Final Draw Amount") equal to the lesser of (A) the Certificate Balance and the Certificate Interest Distribution Amount on the Certificate Final Scheduled Distribution Date, after giving effect to distributions to Certificateholders on the Certificate Final Scheduled Distribution Date pursuant to Sections 5.05(b)(iv), (vi) and (xii) hereof and (B) the sum of the Available Reserve Amount and the amount on deposit in the Additional Enhancement Sub-Account, after giving effect to any withdrawal from the Reserve Account pursuant to clause (b) of this Section 5.06. The Indenture Trustee shall deposit such amount, or cause such amount to be deposited, into the Certificate Distribution Account no later than 12:00 noon, New York City time, on such Deposit Date.

      (d) Investment Earnings on deposit in the Loan Sub-Account and the Reserve Account Surplus shall be distributed by the Indenture Trustee to the Lender and the Holder of the AO Interest to the extent required by, and in accordance with,
Section 3 of the Loan Agreement.

      (e) On each Distribution Date on and after the Loan is no longer outstanding, Investment Earnings on deposit in the Loan Sub-Account Account (after giving effect to all distributions to the Lender on such Distribution
Date) and the Reserve Account Surplus shall be distributed by the Indenture Trustee to the Holder of the AO Interest. If The CIT Group, Inc. is rated at least "BBB" by Standard & Poor's and at least "Baa2" by Moody's on the Certificate Final Scheduled Distribution Date the Indenture Trustee shall pay on such Certificate Distribution Date, and if The CIT Group, Inc. is not so rated the Indenture Trustee shall pay after the expiration of the applicable preference period, to the Holder of the AO Interest any amounts remaining on deposit in the Reserve Account after paying the Final Draw Amount to the Certificateholders as contemplated by subparagraph (c) above, and paying the outstanding principal and interest payable to the Lender pursuant to Section 3 of the Loan Agreement.

      (f) If at any time the Reserve Account ceases to be maintained as an Eligible Account as required by Section 5.01(a) hereof, the Indenture Trustee shall within 10 Business Days (or such longer period not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Reserve Account meeting the conditions specified in Section 5.01(a) hereof and shall transfer any and all cash and investments in the Reserve Account to such new Reserve Account.

      (g) With respect to the Reserve Account Property:

            (i) any Reserve Account Property that constitutes Physical Property (and that is not either a United States Security Entitlement or a Security Entitlement) shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held by the Indenture Trustee, pending maturity or disposition;

            (ii) the Indenture Trustee shall maintain Control over any Reserve Account Property that is a United States Security Entitlement or a Security Entitlement, pending maturity or disposition; and

            (iii) any Reserve Account Property that is an Uncertificated Security (and that is not a United States Security Entitlement) shall be delivered to the Indenture Trustee in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition.

      The Indenture Trustee shall, at the expense of the Seller, take such action as is required to maintain the Indenture Trustee's security interest in any Reserve Account Property; provided, however, that the Indenture Trustee may conclusively rely upon the written instructions of the Seller as to the method by which the security interest of the Indenture Trustee may be perfected. The Seller shall provide such instructions with respect to the method of perfection of such security interest.

      (h) On or before the Deposit Date immediately preceding each Distribution Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw or cause to be withdrawn from the Additional Enhancement Sub-Account, an amount equal to the excess, if any of the amount on deposit in the Additional Enhancement Sub-Account over the Additional Required Reserve Amount for such Distribution Date. The Indenture Trustee shall deposit such amount, or cause such amount to be deposited, into the Collection Account no later than 12:00 noon, New York City time, on such Deposit Date.

      SECTION 5.07 Net Deposits. As an administrative convenience, the Servicer shall be permitted to make deposits of collections, Monthly Advances and the aggregate Purchase Price of Contracts for, or with respect to, a Due Period net of distributions to be made to the Servicer with respect to such Due Period (including, without limitation, the Servicing Fee, reimbursement of Nonrecoverable Advances and amounts to be deducted in the definition of "Available Amount"). The Servicer, however, shall account to the Trustees and the Securityholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit.

      SECTION 5.08 Statements to Securityholders. On each Distribution Date, the Servicer shall prepare and provide to the Trustees and the Insurer, to be delivered by the Trustees on such Distribution Date to each Securityholder, the Monthly Report which shall be in substantially the form of Exhibit D hereto, setting forth for the related Due Period the following information (with such additional information as the Servicer shall elect to include therein):

            (i) the amount of collections on the Contracts during the immediately preceding Due Period;

            (ii) the Available Amount;

            (iii) the amount of the distribution allocable to principal of each class of the Notes and to the Certificate Balance of the Certificates, including any overdue principal;

            (iv) the amount of the distribution allocable to interest on or with respect to each class of Securities, including any overdue interest;

            (v) the Pool Balance, the Note Pool Factors and the Certificate Pool Factor as of the end of the related Due Period;

            (vi) the Servicer Payment for such Distribution Date;

            (vii) the amount of Monthly Advances, if any, during the immediately preceding Due Period;

            (viii) the amount, if any, withdrawn from the Reserve Account and distributed to the Noteholders and the Certificateholders with respect to such Distribution Date;

            (ix) the Available Reserve Amount, after giving effect to any deposit to or withdrawal from the Reserve Account with respect to such Distribution Date, and such amount expressed as a percentage of the Pool Balance;

            (x) the aggregate principal balance of all Contracts which were delinquent 30, 60, 90, 120 and 180 days or more as of the last day of the related Due Period;

            (xi) the aggregate principal balance of all Contracts secured by Financed Boats that have been repossessed during the related Due Period and the aggregate principal balance of all Contracts secured by Financed Boats that remain in repossession inventory as of the last day of the related Due Period.

            (xii) the amount of investment earnings, net of losses and investment expenses, on amounts on deposit in the Collection Account;

            (xiii) the aggregate principal balance of all Contracts which became Liquidated Contracts during the related Due Period;

            (xiv) the number and aggregate principal amount of Contracts which were prepaid, in part or in whole, during the related Due Period;

            (xv) the aggregate outstanding principal balance of each class of the Notes as of such Distribution Date after giving effect to any distributions on such Distribution Date;

            (xvi) the Certificate Balance as of such Distribution Date after giving effect to any distributions thereon and reductions thereto on such Distribution Date;

            (xvii) the amount, if any, by which the amount due to be distributed to each class of Noteholders and Certificateholders exceeds the actual amount distributed on the related Distribution Date to each class of the Noteholders and Certificateholders, respectively;

            (xviii) the Draw Amount, if any, and the Final Draw Amount (if applicable) with respect to such Distribution Date;

            (xix) the Specified Reserve Amount;

            (xx) the Additional Required Reserve Amount;

            (xxi) the amount of Lender Fees;

            (xxii) amount of the surplus to be distributed to the Lender and to the holder of the AO Interest after all payments have been made in respect of the Securities and the Servicer Payment has been paid; and

            (xxiii) the amount, if any, of funds received with respect to draws on the Policies or Insurer Optional Deposits.

      Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law (where applicable law specifies such date), the Servicer shall furnish or cause to be furnished to each Person who at any time during such calendar year was a Securityholder, and received any payment thereon, a statement containing the relevant amounts described above for such calendar year. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided to the Securityholders pursuant to any requirements of the Code as from time to time in force.

      SECTION 5.09 Claims on the Policies.

      (a) If an Insured Payment is necessary for any Due Period, then the Indenture Trustee or the Owner Trustee shall give notice to the Insurer and the Fiscal Agent (as defined in the Policies), if any, by telephone or telecopy of the amount of the required Insured Payment. Such notice shall be confirmed in writing by the Indenture Trustee or the Owner Trustee in the form set forth as Exhibit A to each of the Note Insurance Policy and the Certificate Insurance Policy, to the Insurer and the Fiscal Agent, if any, so that such notice is received by the Insurer and the Fiscal Agent no later than 3:00 p.m., New York City time, on the Deficiency Claim Date. Following receipt by the Insurer of such notice in such form, the Insurer or the Fiscal Agent shall pay the Indenture Trustee or the Trust any amount payable under the Policies, on the later to occur of (i) 3:00 p.m. New York City time, on the third Business Day following such receipt and

(ii) 3:00 p.m., New York City time, on the Distribution Date to which such deficiency relates, as provided in the Policies.

      (b) The Indenture Trustee or the Owner Trustee shall deposit the Insured Payments made under the Policies in the Note Distribution Account or the Certificate Distribution Account, as the case may be, and distribute such amounts only to pay to the Noteholders or Certificateholders, as the case may be, in accordance with the terms of the Policies, and such amounts may not be applied in any other manner. Amounts paid under the Policies shall remain uninvested and shall be disbursed by the Indenture Trustee or the Owner Trustee to Noteholders or Certificateholders in accordance with Section 5.05(b), the Policies and the Indenture. However, the amount of any payment of principal of or interest on the Notes or Certificates, to be paid from amounts in the Note Distribution Account or the Certificate Distribution Account, as the case may be, in respect of payments on the Policies shall be noted in the records to be maintained as provided in paragraph (c) below, and in the statement to be furnished to the Noteholders and Certificateholders pursuant to Section 5.08.

      (c) The Indenture Trustee or the Owner Trustee, as the case may be, shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Notes or Certificates from moneys received under the Policies. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Day's prior written notice to the Indenture Trustee or the Owner Trustee at the expense of the Insurer.

      (d) In fulfilling its obligations under this Section 5.09, the Owner Trustee may act through the Paying Agent appointed pursuant to Section 3.9 of the Trust Agreement.

      SECTION 5.10 Notices to the Insurer. All notices, statements, reports, notes, or opinions required by this Agreement to be sent to any other party hereto or to the Securityholders at any time shall also be sent to the Insurer unless the Policies are no longer in effect (and the Insurer has been paid in full).

      SECTION 5.11 Rights in Respect of Insolvency Proceedings.

      (a) In the event that the Indenture Trustee or the Owner Trustee has received a certified copy of a final, nonappealable order of the appropriate court that any distribution of the Note Distribution Amount or the Certificate Distribution Amount has been voided in whole or in part as a preference payment in connection with any proceeding by or against CIT, the Selling Trust, the Seller, the Servicer or the Trust commenced under the United States Bankruptcy Code or any other applicable United States federal or state bankruptcy, insolvency, receivership, rehabilitation, or similar law (an "Insolvency Proceeding") the Indenture Trustee or the Owner Trustee, as the case may be, shall comply with the terms of the Policies relating to Preference Amounts. The Servicer shall provide notice to the Rating Agencies of the commencement of any such Insolvency Proceeding.

      (b) The Indenture Trustee shall promptly notify the Insurer of either of the following as to which a Responsible Officer has Actual Knowledge: (i) the commencement of any Insolvency Proceeding or (ii) the making of any claim in connection with any Insolvency

Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of principal of or interest on the Notes. Each Noteholder, by its purchase of a Note, and the Indenture Trustee hereby agree that, so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, and without limitation of the foregoing, as set forth in Section 5.12, the Insurer shall be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and such Noteholder in the conduct of any Insolvency Proceeding, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding.

      (c) Upon the occurrence of any of the events described in (a) or (b) above, the Indenture Trustee shall furnish to the Insurer its records evidencing the distributions of principal of and interest on the Notes that have been made and subsequently recovered from Noteholders and the dates on which such payments were made.

      (d) The Owner Trustee shall promptly notify the Insurer of either of the following as to which a Responsible Officer has Actual Knowledge: (i) the commencement of any Insolvency Proceeding or (ii) the making of any Preference Claim of any payment of principal of or interest on the Certificates. Each Certificateholder, by its purchase of a Certificate, and the Trust hereby agree that, so long as the Insurer is the Controlling Party, the Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including (i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim and (iii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, and without limitation of the foregoing, as set forth in Section 5.12, the Insurer shall be subrogated to, and each Certificateholder and the Trust hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trust and such Certificateholder in the conduct of any Insolvency Proceeding, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding.

      (e) Upon the occurrence of any of the events described in (a) or (d) above, the Owner Trustee shall furnish to the Insurer, at the Insurer's expense, copies of its records evidencing the distributions of principal of and interest on the Certificates that have been made and subsequently recovered from Certificateholders and the dates on which such payments were made.

      (f) In fulfilling its obligations under this Section 5.11, the Owner Trustee may act through the Paying Agent appointed pursuant to Section 3.9 of the Trust Agreement.

      SECTION 5.12 Effect of Payments by the Insurer; Subrogation.

      (a) Anything herein to the contrary notwithstanding, any distribution of principal of or interest on the Notes that is made with moneys received pursuant to the terms of the Note

Insurance Policy shall not be considered payment of the Notes by the Trust and shall not discharge the Trust assets in respect of such distribution. Without the need for any further action on the part of the Insurer, the Indenture Trustee or the Note Registrar, (i) to the extent the Insurer makes payments, directly or indirectly, on account of principal of or interest on the Notes to the Noteholders thereof, the Insurer will be fully subrogated to the rights of such Noteholders to receive such principal and interest from distributions of the assets of the Trust and will be deemed to the extent of the payments so made to be a Noteholder and (ii) the Insurer shall be paid principal and interest in its capacity as a Noteholder until all such payments by the Insurer have been fully reimbursed, but only from the sources and in the manner provided herein for the distribution of such principal and interest and in each case only after the Noteholders have received all payments of principal and interest due to them under this Agreement on the related Distribution Date.

      (b) Anything herein to the contrary notwithstanding, any distribution of principal of or interest on the Certificates that is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Certificates by the Trust and shall not discharge the Trust assets in respect of such distribution. The Owner Trustee acknowledges that, without the need for any further action on the part of the Insurer, the Owner Trustee or the Certificate Registrar, (i) to the extent the Insurer makes payments, directly or indirectly, on account of principal of or interest on the Certificates to the Certificateholders thereof, the Insurer will be fully subrogated to the rights of such Certificateholders to receive such principal and interest from distributions of the assets of the Trust and will be deemed to the extent of the payments so made to be a Certificateholder and (ii) the Insurer shall be paid principal and interest in its capacity as a Certificateholder until all such payments by the Insurer have been fully reimbursed, but only from the sources and in the manner provided herein for the distribution of such principal and interest and in each case only after the Certificateholders have received all payments of principal and interest due to them under this Agreement on the related Distribution Date.

      (c) Without limiting the rights or interests of the Noteholders or the Certificateholders as otherwise set forth herein, so long as no Insurer Default exists or is not continuing, the Indenture Trustee or the Trust, as the case may be, shall cooperate in all respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer's rights or interests under this Agreement, including, upon the occurrence of an Event of Termination, a request to take any one or more of the following actions:

            (i) institute proceedings for the collection of all amounts then payable on the Notes or the Certificates under this Agreement, enforce any judgment obtained and collect moneys adjudged due; and

            (ii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder.

                                   ARTICLE VI

                                   [RESERVED]


                                   ARTICLE VII

                                   THE COMPANY

      SECTION 7.01 Representations of Company. The Company hereby makes the following representations as to itself on which the Owner Trustee and the Indenture Trustee on behalf of the Trust shall rely in accepting the Contracts in trust and authenticating the Certificates and the Notes, respectively. The representations are made as of the execution and delivery of this Agreement, and shall survive the sale of the Contracts to the Trust.

      (i) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Company or on the Certificates or the transactions contemplated by this Agreement.

      (ii) Authorization; Binding Obligations. The Company has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      (iii) No Consent Required. The Company is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Company or on the Certificates or the transactions contemplated by this Agreement.

      (iv) No Violations. The execution, delivery and performance of this Agreement by the Company will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of the Company, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Company is a party or by which the Company may be bound.

      (v) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Company threatened, against the Company or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of the Company have a material adverse effect on the transactions contemplated by this Agreement.

      SECTION 7.02 Merger or Consolidation of Company. Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Company shall promptly notify each Rating Agency of any such merger to which it is a party and such merger shall satisfy the Rating Agency Condition.

      SECTION 7.03 Limitation on Liability of the Company and Others.

      (a) Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; notwithstanding anything herein to the contrary, no party to this Agreement shall have any recourse against the Company for any actions taken, or failed to be taken, by the Company.

      (b) The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

      (c) The Company shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement.

      SECTION 7.04 The Company May Own Securities. The Company and any Person controlling, controlled by, or under common control with the Company may in its individual or any other capacity become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Company or an Affiliate thereof, except as otherwise provided in the definition of "Noteholder" or "Certificateholder," respectively. Notes and Certificates so owned by or pledged to the Company or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes and Certificates.

      SECTION 7.05 Indebtedness of and Sale of Assets by the Company.

      (a) The Company will not incur any material indebtedness (other than indebtedness which is contemporaneously repaid upon the issuance of securities by the Company or by selling any assets in connection therewith to the extent permitted by its Certificate of Incorporation) nor will it sell all or substantially all of its assets, if either such action would result in the downgrading by Moody's of any outstanding securities of the Company or any trust or other entity of which the Company is the settlor or depositor, which securities are then rated by Moody's; provided, however, nothing contained in this Agreement shall prohibit the Company from issuing any securities or acting as the settlor or depositor of any trust or other entity (or selling any assets in connection therewith) to the extent permitted by its Certificate of Incorporation.

      (b) Prior to the issuance of any securities by the Company, the Company shall give at least five days' prior written notice to Moody's with a copy of the Prospectus or Preliminary Prospectus Supplement and, on the issuance date, a copy of the agreements pertaining to such securities of the type in the definition of Basic Documents.

                                  ARTICLE VIII

                                  THE SERVICER

      SECTION 8.01 Representations of CITSF. CITSF hereby makes the following representations on which the Owner Trustee and the Indenture Trustee on behalf of the Trust shall rely in accepting the Contracts in trust and authenticating the Certificates and the Notes, respectively. The representations are made as of the execution and delivery of this Agreement, and shall survive the sale of the Contracts to the Trust.

      (i) Organization and Good Standing. CITSF is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged. CITSF is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of CITSF or on the Certificates or the transactions contemplated by the Agreement.

      (ii) Authorization; Binding Obligations. CITSF has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of CITSF enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

      (iii) No Consent Required. CITSF is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement the failure of which so to obtain would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of CITSF or on the Certificates or the transactions contemplated by this Agreement.

      (iv) No Violations. The execution, delivery and performance of this Agreement by CITSF will not violate any provision of any existing law or regulation or any order or decree of any court or the Articles of Incorporation or Bylaws of CITSF, or constitute a material breach of any mortgage, indenture, contract or other agreement to which CITSF is a party or by which CITSF may be bound.

      (v) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of CITSF threatened, against CITSF or any of its properties or with respect to this Agreement or the Certificates which, if adversely determined, would in the opinion of CITSF have a material adverse effect on the transactions contemplated by this Agreement.

      SECTION 8.02 Liability of Servicer, Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under the Basic Documents and shall have no other obligations or liabilities hereunder.

      (i) The Servicer shall defend, indemnify, and hold harmless the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising from any failure by the Servicer to comply with the provisions of this Agreement relating to Forced Placed Insurance (including any violation by the Servicer of any applicable law in connection with the force placement of insurance or the receipt of any commissions related thereto) which materially and adversely affects the Trust's interest in any Contract; provided, however, that nothing herein shall be construed to imply that the Servicer is obligated to force place insurance.

      (ii) Subject to Section 8.04(a) hereof, the Servicer will defend and indemnify the Insurer, the Owner Trustee, the Indenture Trustee, the Trust, the

Certificateholders and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from (x) the negligent use or operation by the Servicer of a Financed Boat or (y) any negligent action taken, or negligently failed to be taken, by the Servicer with respect to any Financed Boat, to the extent such loss is not reimbursed pursuant to any Insurance Policy, the Servicer's Errors and Omission Policy or any fidelity bond.

      (iii) The Servicer agrees to pay, and shall indemnify, defend, and hold harmless the Owner Trustee (and its officers, directors, employees and agents), the Indenture Trustee (and its officers, directors, employees and agents), the Trust, the Certificateholders and the Noteholders from and against, any taxes that may at any time be asserted with respect to the transfer of the Contracts to the Trust, including, without limitation, any sales, gross receipts, personal or real property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Trust and the issuance of the Notes and Certificates or distributions with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

      (iv) The Servicer shall indemnify, defend, and hold harmless the Insurer, the Owner Trustee, the Indenture Trustee, the Trust, the Certificateholders and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Persons, through the willful misfeasance, negligence, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement, or, with respect to the Owner Trustee, arising from a violation of the securities laws in connection with the offer and sale of the Certificates or the Notes.

      (v) The Servicer shall indemnify, defend, and hold harmless from and against, and pay to the Trustees (and their respective officers, directors, employees and agents) all costs, expenses (including reasonable legal fees and expenses), losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained in accordance with the terms and conditions herein and in the other Basic Documents, as the case may be, except to the extent that such cost, expense, loss, claim, damage or liability: (a) shall be due to the willful misfeasance, negligence or bad faith of such Trustee; (b) relates to any tax other than the taxes with respect to which the Company shall be required to indemnify such Trustee pursuant to this Agreement; (c) shall arise from such Trustee's breach of any of its representations or warranties set forth in the Trust Agreement or the Indenture, as applicable; or (d) shall arise out of or be incurred in connection with the acceptance or performance by such Trustee of the duties of successor Servicer hereunder.

      Indemnification under this Section 8.02 shall include reasonable fees and expenses of counsel in any litigation appointed by the Servicer and reasonably satisfactory to the indemnitee, provided that the Servicer shall only be required to pay the fees and expenses of one counsel in any single litigation (or related proceedings) for all indemnitees; provided, however, if in the written opinion of counsel reasonably satisfactory to the Servicer, the interests of an indemnitee and the Servicer conflict such that the Servicer and such indemnitee may not both be represented by such counsel, upon ten days prior written notice to the Servicer, such indemnitee may hire one other counsel and the indemnification under this Section 8.02 shall also include the reasonable fees and expenses of such other counsel. If the Servicer shall have made any indemnity payments pursuant to this Section 8.02 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer without interest. The indemnities under this
Section 8.02 shall survive the resignation or removal of an indemnitee, the resignation or termination of the Servicer for any costs, claims or expenses arising prior to the date of such resignation or termination, or the termination of the Trust Agreement and this Agreement.

      SECTION 8.03 Merger or Consolidation of Servicer. Any person into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer (which Person assumes the obligations of the Servicer), shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall satisfy the criteria set forth in the definition of an Eligible Servicer. The Servicer shall promptly notify each Rating Agency of any such merger to which it is a party.

      SECTION 8.04 Limitation on Liability of Servicer and Others.

      (a) Neither the Servicer, nor any of the shareholders, Affiliates, directors, officers, employees or agents of the Servicer shall be under any liability to the Trust or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer, the Company or any such Person against any liability which otherwise would be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason or reckless disregard of obligations and duties hereunder.

      (b) The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

      (c) Except as arises from its duties as Servicer hereunder, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which arises under this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer and the Company may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust payable from the Collection Account and the Servicer and the Company shall be entitled to be reimbursed therefor out of the Collection Account.

      SECTION 8.05 Servicer Not to Resign. The Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law, compliance with which could not be realized without material adverse impact on the Servicer's financial condition. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Trustees, the Insurer and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustees and the Insurer. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with
Section 9.02 hereof.

      SECTION 8.06 Assignment of Servicing. The Servicer may sell, transfer, assign or convey its rights as Servicer to any Eligible Servicer, upon written notice to the Trustees, the Insurer and the Rating Agencies, without the consent of the Securityholders or the Trustees, provided that the Rating Agency Condition is satisfied and the Insurer consents.

                                   ARTICLE IX

                              EVENTS OF TERMINATION

      SECTION 9.01 Events of Termination. "Event of Termination" means the occurrence of any of the following:

      (a) Any failure by the Servicer to make any deposit into an account required to be made hereunder which failure continues unremedied for a period of three Business Days after the Servicer has become aware that such deposit was required;

      (b) Any failure by the Servicer duly to observe or perform in any material respect any covenant or agreement in this Agreement (other than pursuant to Section 9.01(a)) hereof, which materially and adversely affects the rights of the Securityholders and which continues unremedied for 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, the Owner Trustee, the Insurer or the Company or to the Servicer, the Company and the Trustees by Holders of Notes or Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Notes, or the outstanding Certificate Balance, respectively, with the written consent of the Insurer, such consent not to be unreasonably withheld; provided, however, that if any such failure to observe or perform a term, covenant or agreement relates solely to one or more Contracts that have become Repurchased Contracts in accordance with Sections
3.02 and 4.07, then such failure to observe or perform shall not give rise to an Event of Termination hereunder;

      (c) Any assignment or delegation by the Servicer of its duties or rights hereunder except as specifically permitted hereunder, or any attempt to make such an assignment or delegation;

      (d) A court or other governmental authority having jurisdiction in the premises in respect of the Servicer shall have entered a decree or order for relief in respect of the Servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Servicer, as the case may be, or for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

      (e) The Servicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing; or

      (f) Any disqualification of the Servicer as an Eligible Servicer.

      If an Event of Termination has occurred and is continuing, the Insurer or, if the Insurer is no longer the Controlling Party, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) may, and at the written direction of Holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or, if no Notes are outstanding, by the Holders of Certificates evidencing not less than a majority of the Certificate Balance), with the written consent of the Insurer (so long as the Insurer is the Controlling Party), such consent not to be unreasonably withheld, shall, unless prohibited by applicable law, terminate all (but not less than all) of the rights and obligations of the Servicer with respect to the Trust hereunder and in and to the Contracts, and the proceeds thereof (such termination being herein called a "Service Transfer"), whereupon (subject to applicable law) all authority and power of the Servicer under this Agreement, whether with respect to the Contracts, the Contract Files or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this
Section 9.01 (however, if no Notes are outstanding, such authority shall pass to and be vested in the Owner Trustee pursuant to and under this Section 9.01); and, without limitation, such Trustee is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments (including, without limitation, documents required to make such Trustee or a successor Servicer the sole lienholder or legal title holder of record of each Financed Boat), and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination. Each of CITSF and the Servicer agrees to cooperate with such Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to such Trustee for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Contracts and the execution of any documents required to make such Trustee or a successor Servicer the sole lienholder or legal title holder of record in respect of each Financed Boat including the retitling of Financed Boats located in the states in which notation of a security interest on the title document is required to perfect a security interest in favor of the Trust in the Financed Boat covered by a Contract. The Servicer shall be entitled to receive any other amounts which are payable to the Servicer under this Agreement (including amounts payable to it with respect to the period ending on the date of the Service Transfer), at the time of the termination of its activities as Servicer, to the extent that funds in the Collection Account are available for the payment thereof without reducing the amount of distributions that would be made to Holders of the Notes and Certificates (or, if funds are not sufficient therefor at the time of such termination, on the first Distribution Date on which funds are sufficient therefor). The Servicer shall transfer to the successor Servicer (i) the Servicer's records relating to the Contracts in such electronic form as the successor Servicer may reasonably request and (ii) the Contracts and any of the Contract Files in the Servicer's possession. The Servicer shall be responsible for the costs of such transfer.

      SECTION 9.02 Indenture Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section
9.01 hereof or a notice of determination pursuant to Section 8.05 hereof, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) or any successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Service Transfer; provided, however, that (i) the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) or any successor Servicer will not assume any obligations of CITSF pursuant to Section
3.02 hereof or be obligated to deposit any net loss on an investment directed by a predecessor Servicer pursuant to Section 5.01(b) hereof, and (ii) the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) or any successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Service Transfer or for any breach by CITSF of any of its obligations contained herein or in any related document or agreement. The Indenture Trustee and any successor Servicer shall have no responsibility for failure of CITSF and any predecessor Servicer to deliver to the Indenture Trustee or such successor Servicer any property or funds belonging to the Trust, including but not limited to the funds, records, Contracts and Contract Files. As compensation therefor, the Indenture Trustee shall, except as provided in this Section 9.02, be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) or any successor Servicer may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Notwithstanding the foregoing sentence, so long as the Insurer is the Controlling Party, the Insurer shall have the right to designate any successor Servicer. Notwithstanding anything herein nor in the Indenture to the contrary, in no event shall the Indenture Trustee or the successor Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for therein. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such compensation shall, without the written consent of not less than 66-2/3% of the principal amount of the Notes and Certificate Balance of the Certificates, be in excess of the Servicing Fee calculated based on a Servicing Fee Rate of 1.00%. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

      SECTION 9.03 Notification to Securityholders.

      (a) Promptly following the occurrence of any Event of Termination, the Servicer shall give written notice thereof to the Trustees, the Lender (so long as the Loan under the Loan Agreement is still outstanding), the Insurer and the Securityholders at their respective addresses appearing on the Certificate Register and the Note Register and to each Rating Agency.

      (b) Within 10 days following any termination or appointment of a successor to the Servicer pursuant to this Article IX, the Trustees shall give written notice thereof to the Lender (so long as the Loan under the Loan Agreement is still outstanding), the Insurer and to the Certificateholders and Noteholders at their respective addresses appearing on the Certificate Register and the Note Register.

      (c) The Indenture Trustee shall give written notice to each Rating Agency and the Insurer at least 30 days prior to the date upon which any Eligible Servicer (other than the Indenture Trustee) is to assume the responsibilities of Servicer pursuant to Section 9.02 hereof, naming such successor Servicer.

      SECTION 9.04 Rights to Direct Trustees and Waiver of Events of Termination. The Insurer or, if the Insurer is no longer the Controlling Party, the Holders of Notes or Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Notes or 25% of the Certificate Balance, respectively, shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee or the Owner Trustee, respectively, or exercising any trust or power conferred on the Trustees; provided, however, that the Trustees shall have the right to decline to follow any such direction which such Trustee (being advised by counsel) determines that the action so directed may not lawfully be taken, or if such Trustee in good faith shall, by a Responsible Officer or Officers of such Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders or Certificateholders not parties to such direction; provided further that nothing in this Agreement shall impair the right of the Trustees to take any action deemed proper by such Trustee and which is not inconsistent with such direction by the Noteholders or Certificateholders.

      The Insurer or, if the Insurer is no longer the Controlling Party, the Holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or, if all of the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, Certificates evidencing not less than a majority of the Certificate Balance) may waive any past Event of Termination hereunder and its consequences (except a continuing failure to make any required deposits to or payments from the Collection Account and the other accounts contemplated herein in accordance with this Agreement, which default cannot be waived without the consent of all Securityholders) and, upon any such waiver, such Event of Termination shall cease to exist and shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Termination or impair any right consequent thereon.

      SECTION 9.05 Effect of Transfer.

      (a) After the Service Transfer, the Indenture Trustee or successor Servicer may notify the Obligors to make payments directly to the successor Servicer that are due under the Contracts after the effective date of the Service Transfer.

      (b) After the Service Transfer, the replaced Servicer shall have no further obligations with respect to the management, administration, servicing or collection of the Contracts and the successor Servicer shall have all of such obligations, except that the replaced Servicer shall remain liable for any liability of the replaced Servicer hereunder that was already accrued at the time of the Service Transfer and except that the replaced Servicer will transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Contracts.

      (c) A Service Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities and other agreements of the Servicer and CITSF) other than those relating to the management, administration, servicing or collection of the Contracts; provided, however, that a replaced Servicer's indemnities hereunder shall not be applicable to actions or omissions by the successor Servicer.

                                    ARTICLE X

                                   [RESERVED]

                                   ARTICLE XI

                       OPTIONAL PURCHASE AND AUCTION SALE

      SECTION 11.01 Optional Purchase of All Contracts. On any Distribution Date on which the Pool Balance as of the last day of the related Due Period is 10% or less of the Initial Pool Balance, CITSF (with the consent of the Insurer, if a claim has previously been made under the Policies or if such purchase would result in any amount owing and remaining unpaid under this Agreement or the Insurance Agreement to the Insurer) shall have the option to purchase the Contracts (including the defaulted Contracts), any Financed Boats in the Trust relating to defaulted Contracts and all rights relating to the Contracts under all Insurance Policies. To exercise such option, CITSF shall notify the Trustees and the Depository, if any, in writing, no later than the Determination Date succeeding such Due Period; provided, however, that CITSF shall not effect any such purchase if the long-term unsecured obligations of its parent are rated less than Baa3 by Moody's or less than BBB by Standard & Poor's, unless the Trustees shall have received an Opinion of Counsel acceptable to them that payment of the purchase price to the Securityholders will not constitute a voidable preference or a fraudulent transfer under the United States Bankruptcy Code. CITSF shall effect such purchase by depositing, in accordance with Section
5.04 hereof, the aggregate Purchase Price of the Contracts (less any other amounts deposited, or to be deposited, by the Servicer in the Collection Account with respect to the Contract pursuant to Section 5.02 hereof) plus the appraised value of any other property held by the Trust and purchased by CITSF (less liquidation expenses) in the Collection Account on the Deposit Date immediately succeeding such Due Period and shall pay to the Insurer all amounts due to the Insurer; provided, however, in no event shall the amount so deposited, when added to the amounts on deposit in the Collection Account on such date and available for distribution to Securityholders on the next Distribution Date, be less than the amount required to pay all accrued and unpaid interest on the Notes, the remaining principal balance of the Notes, accrued and unpaid interest on the Certificates and the Certificate Balance, after giving effect to payment of the Servicer Payment. The effective date of such purchase shall be the last day of such Due Period.

      SECTION 11.02 Mandatory Sale of All Contracts. In accordance with the procedures and schedule set forth in Exhibit E hereto (the "Auction Procedures"), the Indenture Trustee (or, if the Notes have been paid in full and the Indenture shall have been discharged in accordance with its terms, the Owner Trustee) shall, at the expense of the Servicer, conduct an auction (the "Auction") of the Contracts remaining in the Trust (such Contracts hereinafter referred to as the "Auction Property") in order to effect a termination of the Trust pursuant to Section 7.1 of the Trust Agreement on the second Distribution Date succeeding the related Due Period on which the Pool Balance is 5% or less of the Initial Pool Balance. Within five Business Days after the last day of the Due Period in which the Pool Balance is 5% or less of the Initial Pool Balance, the

Servicer shall notify the Trustees in writing to initiate the Auction Procedures. The Auction shall be conducted no later than five Business Days prior to the second Distribution Date succeeding such Due Period (such date, the "Auction Date"). CITSF and the Company may, but shall not be required to, bid at the Auction. Such Trustee shall, at the expense of the Servicer, appoint a financial advisor, as advisor to such Trustee (in such capacity, the "Advisor"), to assist such Trustee with the Auction. Such Trustee, at the expense of the Servicer, may hire an agent to conduct the Auction. Such Trustee shall sell and transfer the Auction Property to the highest bidder therefor at the Auction provided that:

            (i) the Auction has been conducted in accordance with the Auction Procedures;

            (ii) such Trustee has received good faith bids for the Auction Property from two prospective purchasers that are considered by such Trustee, in its sole discretion, to be competitive participants in the market for marine installment sale contracts;

            (iii) the Advisor shall have advised such Trustee in writing that at least two of such bidders (including the winning bidder) are participants in the market for marine installment sale contracts and direct loan agreements willing and able to purchase the Auction Property;

            (iv) the highest bid in respect of the Auction Property is not less than the aggregate fair market value of the Auction Property (as determined by the Advisor in its sole discretion);

            (v) [Intentionally omitted]

            (vi) the highest bid would result in proceeds from the sale of the Auction Property which will be at least equal to the sum of (A) the greater of (1) the aggregate Purchase Price for the Contracts (including defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses), or (2) an amount that, when added to amounts on deposit in the Collection Account and available for distribution to Securityholders on the second Distribution Date following the consummation of such sale (the "Liquidation Distribution Date"), would result in proceeds sufficient to distribute to Securityholders the amounts of interest due to the Securityholders for such Distribution Date and any unpaid interest payable to the Securityholders with respect to one or more prior Distribution Dates and the outstanding principal amount of the Notes and the Certificate Balance, and (B) the Servicer Payment and, unless the Servicer agrees to exclude it from the minimum bid requirement, if CITSF or any affiliate is the Servicer, the Servicing Fee (including any unpaid Servicing Fees) and all amounts, if any, due to the Insurer, as determined by the Advisor, whose determination shall be binding absent manifest error.

      Provided that all of the conditions set forth in clauses (i) through (vi) have been met, such Trustee shall sell and transfer the Auction Property, without representation, warranty or recourse, to such highest bidder in accordance with and upon completion of the Auction Procedures. Such Trustee shall deposit the purchase price for the Auction Property in the Collection Account at least one Business Day prior to such second succeeding Distribution Date. In addition, the Auction must stipulate that the Servicer be retained to service the Contracts on terms substantially similar to those in the Agreement. In the event that any of such conditions are not met or such highest bidder fails or refuses to comply with any of the Auction Procedures, such Trustee shall decline to consummate such sale and transfer. In the event such sale and transfer is not consummated in accordance with the foregoing, however, such Trustee may from time to time in the future, but shall not be under any further obligation to, solicit bids for sale of the assets of the Trust upon the same terms and conditions as set forth above.

      If any of the foregoing conditions is not met, such Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Contracts remaining in the Trust. In such event, however, such Trustee may from time to time solicit bids in the future for the purchase of such Contracts pursuant to this Section 11.02.

      If applicable, the Indenture Trustee shall provide notice to the Owner Trustee of the termination of the Trust pursuant to this Section 11.02 as soon as practicable upon the consummation of the mandatory sale of the Contracts pursuant to this Section 11.02.

      In no event shall such Trustee have any liability for any act or omission of any Auction agent or Advisor appointed by such Trustee in good faith, or for any act or omission of such Trustee in accordance with the advice of such Auction agent or Advisor, including, without limitation, any failure to obtain the best price for the Contracts or any failure by such Auction agent or Advisor to comply with the Auction Procedures.

      SECTION 11.03 Contract Repurchase Procedures. Promptly after any repurchase of a Contract by CITSF referred to in Section 3.02 hereof, or any purchase of a Contract by CITSF referred to in Section 11.01 hereof, or any purchase of a Contract by the Servicer pursuant to Section 4.02 or 4.07 hereof, or any purchase of a Contract by a Person pursuant to Section 11.02 hereof, the Owner Trustee shall execute such documents as are presented to it by CITSF, the Servicer or such Person, as applicable (the "Buyer"), and are reasonably necessary to convey the Repurchased Contract to the Buyer, and transfer all right, title and interest in the Contract and the Related Company Contract Assets or the Related Selling Trust Contract Assets, as the case may be (including any payments in respect of the Contract or the related Financed Boat received after the last day of the Due Period immediately preceding the Deposit Date on which such Buyer paid the Purchase Price for such Contract), to such Buyer.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      SECTION 12.01 Amendment. This Agreement may be amended in writing by the Company, the Servicer and the Owner Trustee and the Indenture Trustee without prior notice to or the consent of any of the Securityholders, and in the case of clauses (v) and (vi), upon satisfaction of the Rating Agency Condition, and with the prior written consent of the Insurer (so long as the Insurer is the Controlling Party) (i) to correct manifest error or cure any ambiguity; (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, as the case may be; (iii) to add or amend any provisions as requested by Moody's or Standard & Poor's in order to maintain or improve any rating of the Notes or Certificates (it being understood that, after the Closing Date, neither the Owner Trustee, the Indenture Trustee, the Company nor CITSF is obligated to maintain or improve such rating); (iv) to add to the covenants, restrictions or obligations of the Company, the Servicer, the Owner Trustee or the Indenture Trustee or to provide for the delivery of or substitution of a Servicer Letter of Credit; (v) to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Owner Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts under the Trust Agreement by more than one trustee pursuant to Article VI of the Trust Agreement; (vi) to add, change or amend any provision to maintain the trust as an entity not subject to federal income tax; or (vii) to add, change or eliminate any other provisions, provided that an amendment pursuant to this clause (vii), shall not, as evidenced by an Opinion of Counsel for the Servicer or the Company, adversely affect in any material respect the interests of the Trust, any Noteholder or any Certificateholder.

      This Agreement may also be amended in writing from time to time by the Company, the Servicer and the Owner Trustee and the Indenture Trustee, with the consent of Holders of Certificates evidencing not less than a majority of the Certificate Balance and the consent of Holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes and with the prior written consent of the Insurer (so long as the Insurer is the Controlling Party), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Certificateholders or Noteholders, respectively; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that shall be required to be made on any Certificate or Note, respectively, the Contract Rate, the Pass-Through Rate or the Interest Rates or
(ii) reduce the aforesaid percentage requirement to consent to any such amendment, without the consent of the Holders of all Certificates and Notes then outstanding.

      Promptly after the execution of any amendment or consent pursuant to this Section, the Owner Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Noteholder (but only if such amendment is pursuant to the second paragraph of this Section 12.01) and (so long as the Loan under the Loan Agreement is still outstanding) the Lender and, in all cases, to each Rating Agency and the Insurer, which notification will be prepared by the Servicer and delivered to such Trustee.

      It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section 12.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or the Noteholders, as the case may be, shall be subject to such reasonable requirements as such Trustee may prescribe.

      Such Trustee may, but shall not be obligated to, enter into any such amendment which affects such Trustee's own rights, duties or immunities under this Agreement or otherwise. However, no such amendment shall be permitted without the consent of the Trustee whose rights, duties or immunities are being modified.

      In connection with any amendment pursuant to this Section 12.01, each of the Trustees and the Insurer (so long as the Insurer is the Controlling Party) shall be entitled to receive an Opinion of Counsel to the Servicer to the effect that such amendment is authorized or permitted by this Agreement.

      Upon the execution of any amendment or consent pursuant to this Section 12.01, this Agreement shall be modified in accordance therewith, and such amendment or consent shall form a part of this Agreement for all purposes, and every Holder of Securities theretofore or thereafter issued hereunder shall be bound thereby.

      SECTION 12.02 Protection of Title to Trust.

      (a) On or prior to the Closing Date, the Servicer shall file the following fully executed UCC-1 financing statements:

            (i) UCC-1 financing statement executed by CITCF-NY as debtor, naming CITSF as secured party and filed in New Jersey and Oklahoma City to perfect the sale from CITCF-NY to CITSF;

            (ii) UCC-1 financing statement executed by CITSF as debtor, naming the Company as secured party and filed in New Jersey and Oklahoma City to perfect the sale from CITSF to the Company;

            (iii) UCC-1 financing statement executed by the Company as debtor, naming the Owner Trustee as secured party and filed in New Jersey and Oklahoma City to perfect the sale from the Company to the Owner Trustee;

            (iv) UCC-1 financing statement executed by the Owner Trustee as debtor, naming the Indenture Trustee as secured party and filed in New Jersey, Oklahoma City, and Delaware to perfect the security interest granted in the Collateral by the Indenture; and

            (v) UCC-1 financing statement executed by the Selling Trust as debtor, naming the Owner Trustee as secured party and filed in New Jersey, Oklahoma City and Delaware to perfect the sale from the Selling Trust to the Owner Trustee.

      The Servicer shall cause to be filed all necessary continuation statements of the UCC-1 financing statements referred to in the previous sentence on which it is the debtor.

      From time to time the Servicer shall, subject to the following sentence, take and cause to be taken such actions and execute such documents as are necessary to perfect and protect the Noteholders' and Certificateholders' interests in the Contracts and their proceeds against all other persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

      The Servicer will maintain the Trust's perfected first priority security interest in each Financed Boat so long as the related Contract is the property of the Trust; provided, however, that because of the expense and administrative inconvenience involved, the Servicer will not be required to amend any certificate of title to name CITSF, the Company or the Trust as the lienholder, and neither the Servicer nor the Company will be required to deliver any certificate of title to the Trust or note thereon the Trust's interest other than as required pursuant to Section 9.01.

      The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Noteholders' and Certificateholders' right, title and interest in and to the Contracts (including, without limitation, the security interest in the Financed Boats granted thereby).

      (b) During the term of this Agreement, neither the Company nor CITSF shall change its name, identity or structure or relocate its chief executive office without first giving notice thereof to the Trustees and the Servicer. In addition, following any such change in the name, identity, structure or location of the chief executive office of the Company or CITSF, the Company or CITSF, as appropriate, shall give written notice thereof to each Rating Agency.

      If any change in the Company's, the Servicer's or CITSF's name, identity or structure or the relocation of its chief executive office would make any financing or continuation statement or notice of lien filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC or any title statute or would cause any such financing or continuation statement or notice of lien to become unperfected (whether immediately or with lapse of time), the Servicer no later than five days after the effective date of such change, shall (subject to the proviso in the penultimate paragraph of Section 12.02(a) hereof) file, or cause to be filed, such amendments or financing statements as may be required to preserve, perfect and protect the Noteholders' and Certificateholders' interests in the Contracts and proceeds thereof and in the Financed Boats.

      (c) During the term of this Agreement, the Company and CITSF will maintain their respective chief executive offices in one of the states of the United States.

      (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

      (e) Each of the Company and the Servicer shall maintain its computer systems (if any) so that, from and after the time of sale under this Agreement of the Contracts to the Trust, the master computer records of the Company and the Servicer (including archives) that shall refer to a Contract indicate clearly that such Contract is owned by the Trust. Indication of the Trust's ownership of a Contract shall be deleted from or modified on the Company's and the Servicer's computer systems when, and only when, the Contract shall have been paid in full, repurchased or assigned pursuant hereto.

      (f) At all times during the term hereof, the Servicer shall afford the Trust and its authorized agents reasonable access during normal business hours to the Servicer's records relating to the Contracts and will cause its personnel to assist in any examination of such records by the Trust or its authorized agents. The examination referred to in this Section 12.02(f) shall be conducted in a manner which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations. Without otherwise limiting the scope of the examination the Trust may make, the Trust or its authorized agents may, using generally accepted audit procedures, verify the status of each Contract and review the Electronic Ledger and records relating thereto for conformity to Monthly Reports prepared pursuant to Article V hereof and compliance with the standards represented to exist as to each Contract in this Agreement. Nothing in this Section 12.02(f) or Section 3.04(b) hereof shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 12.02(f) or Section 3.04(b) hereof.

      (g) Upon request, the Servicer shall furnish to the Trust, within five Business Days, a list of all Contracts by contract number and name of Obligor as of the end of the most recent Due Period held as part of the Trust, together with a reconciliation of such list to the List of Contracts and to each of the Servicer Certificates indicating removal of Contracts from the Trust.

      At all times during the term hereof, the Servicer shall keep available a copy of the List of Contracts at its principal executive office for inspection by Securityholders.

      (h) The Servicer shall, to the extent required by applicable law, cause the Notes and Certificates to be registered with the Securities and Exchange Commission pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 within the time periods specified in such sections.

      SECTION 12.03 Limitation on Rights of Securityholders. The death or incapacity of any Securityholder shall not operate to terminate this Agreement or the Trust, nor entitle the Securityholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties to this Agreement or any of them.

      No Securityholder shall have any right to vote (except as provided in Section 9.04 hereof and this Section 12.03) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement or contained in the terms of the Securities, be construed so as to constitute the Holders as partners or members of an association; nor shall any Securityholder be under any liability to any third person by reason of any action taken pursuant to any provision of this Agreement.

      No Securityholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, except as provided in Section 9.04 and this Section 12.03; no one or more Holders of Securities shall have any right in any manner whatsoever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Securityholders. For the protection and enforcement of the provisions of this
Section 12.03, each Securityholder and the Trust shall be entitled to such relief as can be given either at law or in equity.

      SECTION 12.04 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict-of-laws provisions.

      SECTION 12.05 Notices. All communications and notices pursuant hereto to the Company, the Servicer, Moody's and Standard & Poor's shall be in writing and delivered or mailed to it at the appropriate following address:

                  If to the Company:

                  The CIT Group Securitization Corporation II
                  650 CIT Drive
                  Livingston, New Jersey  07039
                  Attention:  President

                  If to the Selling Trust:

                  CIT Marine Trust 1996-A
                  c/o Chase Manhattan Bank Delaware
                  1201 Market Street
                  Wilmington, Delaware 19801
                  Attention:  Corporate Trust Administration

                  If to the Servicer or to the Lender:

                  The CIT Group/Sales Financing, Inc.
                  650 CIT Drive
                  Livingston, New Jersey  07039
                  Attention:  President

                  If to Standard & Poor's:

                  Standard & Poor's
                  26 Broadway
                  New York, New York  10004
                  Attention:  ABS Group/Market Surveillance

                  If to Moody's:

                  Moody's Investors Service
                  99 Church Street
                  New York, New York 10007
                  Attention:  ABS Monitoring Department

                  If to Insurer:

                  MBIA Insurance Corporation
                  113 King Street
                  Armonk, New York  10504
                  Attention:  Insured Portfolio Management, Structured Finance

or at such other address as the party may designate by notice to the other parties hereto, which notice shall be effective when received.

         All communications and notices pursuant hereto to a Certificateholder or a Noteholder shall be in writing and delivered or mailed at the address shown in the Certificate Register or Note Register, respectively.

         All communications and notices required hereunder to be given to the Owner Trustee shall be in writing and shall be sent to Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, and to the Indenture

Trustee shall be sent to Harris Trust and Savings Bank, 311 West Monroe Street, Chicago Illinois 60606 Attention: Indenture Trust Administration.

      SECTION 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates and Notes or the rights of the Holders thereof.

      SECTION 12.07 Submission to Jurisdiction; Venue. The parties hereto with respect to any action or claim brought against or by the Trust submit to jurisdiction in the state or federal courts in New York, New York, and agree to New York, New York as the venue for any such claim or action.

      SECTION 12.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      SECTION 12.09 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

      SECTION 12.10 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

      SECTION 12.11 Third Party Beneficiary. The Insurer is an express third party beneficiary of this Agreement entitled to enforce any rights reserved to it and to rely on any representations or warranties hereunder to the same extent as if it were a party to this Agreement.

      SECTION 12.12 Removal of Insurer. In the event that the Insurer's claims paying ability ratings have been reduced by any of the Rating Agencies or if the Insurer fails to make a payment under the Policies in accordance with their terms, the Servicer may, but is not obligated to, upon payment of all amounts required to be paid to the Insurer pursuant to the Insurance Agreement through the date of any change either (i) replace both Policies with financial guaranty insurance policies issued by another insurer provided that, in the event that the Insurer's claims paying ability ratings have been reduced, the ratings on the claims paying ability of such replacement insurer are higher than those of the insurer sought to be replaced (after giving effect to such reduction) or
(ii) terminate both Policies and provide another form of credit enhancement; provided that, in the case of clause (ii), the Rating Agencies issue confirmation that, to the extent the ratings of the Securities have been reduced in connection with this reduction in the Insurer's claims paying ability ratings, the ratings of the Securities will be increased from their then-current levels (after giving effect to such reduction) as a result of such action.

                          [Signature page to follow.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of February 1, 1999

                                    THE CIT GROUP/SALES FINANCING, INC.


                                    By: /s/ Frank J. Madeira
                                       -----------------------------------------
                                          Name:  Frank J. Madeira
                                          Title:  Vice President


                                    THE CIT GROUP SECURITIZATION
                                    CORPORATION II


                                    By:    /s/ Frank Garcia
                                       -----------------------------------------
                                          Name:  Frank Garcia
                                          Title:  Vice President


                                    CIT MARINE TRUST 1999-A

                                    By: CHASE MANHATTAN BANK DELAWARE,
                                    not in its individual capacity but solely as
                                    Owner Trustee on behalf of the Trust


                                    By:    /s/ Denis Kelly
                                       -----------------------------------------
                                          Name:  Denis Kelly
                                          Title:  Trust Officer


                                    CIT MARINE TRUST 1996-A

                                    By:  CHASE MANHATTAN BANK
                                         DELAWARE,
                                    not in its individual capacity but solely as
                                    Owner Trustee on behalf of the Selling Trust

                                    By:    /s/ Denis Kelly
                                       -----------------------------------------
                                          Name:  Denis Kelly
                                          Title:  Trust Officer

Acknowledged and Accepted:

HARRIS TRUST AND SAVINGS BANK
not in its individual capacity
but solely as Indenture Trustee,


By:    /s/ Robert D. Foltz
   ----------------------------------
      Name:  Robert D. Foltz
      Title:  Vice President

                                                                       EXHIBIT A

                                List of Contracts

                                                                       EXHIBIT B

                FORM OF ISSUERS ACKNOWLEDGMENT AND CERTIFICATION

      CIT Marine Trust 1999-A (the "Issuer"), a Delaware business trust, created pursuant to the Trust Agreement, dated as of February 1, 1999, between The CIT Group Securitization Corporation II (the "Company") and Chase Manhattan Bank (Delaware), a Delaware banking corporation, acting as Owner Trustee (the "Owner Trustee"), acknowledges pursuant to the Sale and Servicing Agreement dated as of February 1, 1999 among the Company, The CIT Marine Trust 1996-A (the "Selling Trust"), The CIT Group/Sales Financing, Inc. and the CIT Marine Trust 1999-A (the "Agreement"), that the Issuer has received, and holds in trust thereunder the following through the Servicer as custodian: (i) all the right, title and interest of the Company and the Selling Trust, as the case may be, in and to the Contracts and all the rights, benefits and obligations arising from and in connection with each Contract, (ii) an assignment of the security interests in the Financed Boats granted by the Obligors and any accessions thereto pursuant to the Contracts, (iii) all monies received by the Company or the Selling Trust on or with respect to the Contracts on or after the Cut-off Date (exclusive of (i) payments with respect to Post Cut-off Date Insurance Add-Ons and (ii) interest due and payable prior to the Cut-off Date), (iv) the interest of the Company or the Selling Trust in the Financed Boats (including any right to receive future Net Liquidation Proceeds) that secures the Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust, (v) all rights of the Company or the Selling Trust to proceeds of Insurance Policies covering individual Financed Boats or the Obligors and the Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any Financed Boat, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Contracts (other than any right as against a Dealer under a Dealer Agreement or other such agreement), (viii) all amounts credited to the Collection Account, (ix) all proceeds in any way derived from any of the foregoing items, and (x) all documents contained in the Contract Files relating to the Contracts. The Trust shall issue to, or upon the written order of, the Company Certificates representing ownership of a beneficial interest in 100% of the Trust and Notes representing obligations of the Trust. Capitalized terms used herein have the meanings given them in the Agreement.

      IN WITNESS WHEREOF, the Trust has caused this acknowledgment to be executed by its duly authorized officer as of this ____ day of February, 1999.

                                         CIT MARINE TRUST 1999-A

                                          By: CHASE MANHATTAN BANK DELAWARE not
                                              in its individual capacity but
                                              solely as Owner Trustee


                                          By:___________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT C

                       THE CIT GROUP/SALES FINANCING, INC.

                        CERTIFICATE OF SERVICING OFFICER

      The undersigned certifies that he is the [title] of The CIT Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such he is duly authorized to execute and deliver this certificate on behalf of CITSF pursuant to Section 4.09 of the Sale and Servicing Agreement, dated as of February 1, 1999 (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II, The CIT Marine Trust 1996-A and CIT Marine Trust 1999-A (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

      1. The Monthly Report for the period from __________ to __________ attached to this certificate is complete and accurate in accordance with the requirements of Sections 4.09 and 5.08 of the Agreement; and

      2. As of the date hereof, no Event of Termination or event that with notice or lapse of time or both would become an Event of Termination has occurred. [If an Event of Termination has occurred, such Event of Termination shall be specified and its current status reported.]

      IN WITNESS WHEREOF, I have affixed hereunto my signature this ____ day of _________, ____.

                                         THE CIT GROUP/SALES FINANCING, INC.,

                                         By: ___________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                                                                        Due Period                 1/0/00
                                                                        Determination Date         1/0/00
                                                                        Distribution Date          1/0/00


I.       All Payments on the Contracts                                                              0.00
II.      All Liquidation Proceeds on the Contracts with respect to                                  0.00
         Principal
III.     Repurchased Contracts                                                                      0.00
IV.      Investment Earnings on Collection Account                                                  0.00
V.       Servicer Monthly Advances                                                                  0.00
VI.      Reimbursement of prior Monthly Advances                                                    0.00
VII.     Insurer Deposits                                                                           0.00
VIII.    Release of the Additional Enhancement Requirement Sub-Account                              0.00
IX.      Incorrect Deposits                                                                         0.00

         Total available amount in Collection Account                                               0.00


Draws from the Reserve Account                                                                     $0.00
Draws on the Note Insurance Policy                                                                 $0.00
Draws on the Certificate Insurance Policy                                                          $0.00

         Total Distribution                                                                        $0.00


DISTRIBUTION AMOUNTS                                                Cost per $1000
--------------------                                                --------------

1.   (a) Class A-1 Note Interest Distribution                                              0.00
     (b) Class A-1 Note Primary Principal Distribution                                     0.00
     (c) Class A-1 Additional Principal Distribution                                       0.00
         Amount                                                        0.00000000                   0.00
         Aggregate Class A-1 Note Distribution

2.   (a) Class A-2 Note Interest Distribution                                              0.00
     (b) Class A-2 Note Primary Principal Distribution                                     0.00
     (c) Class A-2 Additional Principal Distribution                                       0.00
         Amount                                                        0.00000000                   0.00
         Aggregate Class A-2 Note Distribution

3.   (a) Class A-3 Note Interest Distribution                                              0.00
     (b) Class A-3 Note Primary Principal Distribution                                     0.00
     (c) Class A-3 Additional Principal Distribution                                       0.00
         Amount                                                        0.00000000                   0.00
         Aggregate Class A-3 Note Distribution

4.   (a)Class A-4 Note Interest Distribution                                               0.00
     (b) Class A-4 Note Primary Principal Distribution                                     0.00
     (c) Class A-4 Additional Principal Distribution                                       0.00
         Amount                                                        0.00000000                   0.00
         Aggregate Class A-4 Note Distribution

5.   (a) Certificate Interest Distribution                                                 0.00
     (b) Certificate Primary Principal Distribution                                        0.00
     (c) Certificate Additional Principal Amount                                           0.00
         Aggregate Certificate Distribution                            0.00000000                   0.00

6.   Insurance Fee, including accrued and unpaid amounts                                            0.00

7.   Reimbursement of Insurance Policy Draws
     (a) Note Insurance Policy                                                                      0.00
     (b) Certificate Insurance Policy                                                               0.00

8.   Lender Fees                                                                                    0.00

9.   Servicing Fee                                                                                  0.00

10.  Deposits to the Additional Enhancement Sub-Account                                             0.00

11.  Deposits to the Reserve Account                                                                0.00



                 Total Distribution                                                                $0.00
                                                                                                   =====

                         INTEREST
------------------------------------------------------
1.   Current Interest Requirement
     (a) Class A-1 Notes @                     0.000%                                    0.00
     (b) Class A-2 Notes @                     0.000%                                    0.00
     (c) Class A-3 Notes @                     0.000%                                    0.00
     (d) Class A-4 Notes @                     0.000%                                    0.00

       Aggregate Interest on Class A Notes                                                          0.00

     (e) Certificate @                         0.000%                                               0.00

2.   Remaining Interest Shortfall
     (a) Class A-1 Notes                                                                 0.00
     (b) Class A-2 Notes                                                                 0.00
     (c) Class A-3 Notes                                                                 0.00
     (d) Class A-4 Notes                                                                 0.00

     (e) Certificate                                                                     0.00
                                                               Cost per $1000
3.   Total Distribution of Interest                            ---------------
     (a) Class A-1 Notes                                         0.00000000             0.00
     (b) Class A-2 Notes                                         0.00000000             0.00
     (c) Class A-3 Notes                                         0.00000000             0.00
     (d) Class A-4 Notes                                         0.00000000             0.00

         Total Aggregate Interest on Class A Notes                                                  0.00

     (e) Certificate                                             0.00000000                         0.00

              PRINCIPAL
-----------------------------------------------
1.   Stated Principal Collected                                                         0.00
2.   Principal Prepayments                                       0                      0.00
3.   Liquidation Proceeds                                        0                      0.00
4.   Repurchased Contracts                                       0                      0.00

         Total Primary Principal Distribution Amount                                                0.00

5.   Additional Principal Distribution Amount                                                       0.00

6.   Principal Balance before giving effect to Principal                           Pool Factor
     Distributions                                                                 -----------
     (a) Class A-1 Notes                                                            0.00000000      0.00
     (b) Class A-2 Notes                                                            0.00000000      0.00
     (c) Class A-3 Notes                                                            0.00000000      0.00
     (d) Class A-4 Notes                                                            0.00000000      0.00

     (e) Certificate                                                                0.00000000      0.00

7.   Remaining Principal Shortfall
     (a) Class A-1 Notes                                                                            0.00
     (b) Class A-2 Notes                                                                            0.00
     (c) Class A-3 Notes                                                                            0.00
     (d) Class A-4 Notes                                                                            0.00

     (e) Certificate                                                                                0.00
                                                               Cost per $1000
8.   Principal Distributions                                   ---------------
     (a) Class A-1 Notes                                         0.00000000                         0.00
     (b) Class A-2 Notes                                         0.00000000                         0.00
     (c) Class A-3 Notes                                         0.00000000                         0.00
     (d) Class A-4 Notes                                         0.00000000                         0.00

     (e) Certificate                                             0.00000000                         0.00

9.   Principal Balance after giving effect to Principal                              Pool Factor
     Distributions                                                                 --------------
     (a) Class A-1 Notes                                                             0.00000000     0.00
     (b) Class A-2 Notes                                                             0.00000000     0.00
     (c) Class A-3 Notes                                                             0.00000000     0.00


     (d) Class A-4 Notes                                                         0.00000000             0.00

     (e) Certificate                                                             0.00000000             0.00

                                                                      Loan           Excess      Additional Enhancement
                    RESERVE ACCOUNT                                Sub-Account     Sub-Account        Sub-Account
                    ---------------                                -----------     -----------        -----------
1.   Activity

     (a) Opening Balance                                               0.00            0.00               0.00
     (b) Deposits                                                      0.00            0.00               0.00
     (c) Investment Earnings                                           0.00            0.00               0.00
     (d) Distributions                                                 0.00            0.00               0.00
     (e) Ending Balance                                                0.00            0.00               0.00


                                                                                     Loan           Excess Additional Enhancement
                                                                   Sub-Account     Sub-Account        Sub-Account
                                                                  -----------     -----------        -----------
                                                                                                        Sub-Account
2.   Distributions from the Reserve Account
     (a) Draws to the Note Distribution Account                        0.00            0.00               0.00
     (b) Draws to the Certificate Distribution Account                 0.00            0.00               0.00
     (c) Release to the Collection Account                             0.00            0.00               0.00
     (d) Distribution to Lender                                        0.00            0.00               0.00
     (e) Distribution to Affiliated Owner                              0.00            0.00               0.00

Total Distributions from the Reserve Account                                                              0.00


                        POOL DATA
-------------------------------------------
                                                                                    Aggregate
                                                                No. of Contracts  Pool Balance
                                                                ----------------  ------------
1.   Pool Stated Principal Balance as of 1/0/00                       0               0.00

2.   Delinquency Information                                                                         % of Pool Balance
                                                                                                     -----------------
     (a)  31-59 Days                                                  0               0.00                 0.000%
     (b) 60-89 Days                                                   0               0.00                 0.000%
     (a) 90-119 Days                                                  0               0.00                 0.000%
     (b) 120-180 Days                                                 0               0.00                 0.000%
     (a) 181 Days+                                                    0               0.00                 0.000%

3.   Contracts Repossessed during the Due Period                      0               0.00

4.   Current Repossession Inventory                                   0               0.00

5.   Net Liquidation Losses for the related Due Period                0
     (a) Principal Balance of Liquidated Contracts                    0               0.00
     (b) Net Liquidation Proceeds on any Liquidated                                   0.00
         Contracts                                                                 -------
     Total Net Liquidation Losses for the related Due                                                      0.00
       Period

7.   Cumulative Net Losses on all Liquidated Receivables              0                                    0.00

8.   Weighted Average Contract Rate of all Outstanding                                                     0.000%
     Contracts

9.   Weighted Average Remaining Term to Maturity of all                                                    0.000
     Outstanding Contracts

10.  Weighted Average Remaining Original Term to Maturity                                                  0.000
     of all Outstanding Contracts


                     TRIGGER ANALYSIS
------------------------------------------------
Due Periods
-------------                                                       Excess Collections  Pool Balance
Current                                                     Jan-00        0.00               0.00
Prior Month                                                 Jan-00        0.00               0.00
Second Prior Month                                          Jan-00        0.00               0.00


Sum of Excess Collections                                                 0.00

Annualized (x4)                                                           0.00

Average Pool Balance                                                                         0.00

Net Yield                                                                                    0.000%

Net Yield trigger level                                                                      0.000

         Net Yield trigger in effect?                                                                     NO


                    CREDIT ENHANCEMENT

Required Enhancement

     Available Reserve Amount for the next Distribution Date (Initially 27,568,581.
     to a floor of 7,351,622.)                                                               0.00

     Overcollateralization after the application of all the Principal Distributions
     (Initially zero to be increased to 9,189,527.                                           0.00

         Credit enhancement available for the next Distribution Date
                                                                                             0.00                 0.00%

         Required Enhancement (5.55% of the current Pool Balance to a floor of               0.00                 0.00%
         16,541,149.)

Additional Credit Enhancement                                   Balance                  Enhancement           Percentage

     More than 180 days delinquent                                0.00                       0.00                  0%

     Repossessions Inventory                                      0.00                       0.00                  0%

         Total Additional Enhancement                                                        0.00

Amount on deposits in the Additional Enhancement                                             0.00
Sub-Account


                      MISCELLANEOUS

1.     Monthly Servicing Fees                                                                                   0.00

2.     Servicer Advances                                                                                        0.00

3.     Reserve Account Loan Activity
       (a)    Distribution on Loan:
              Interest
              Principal                                                                      0.00
                  Total P&I                                                                                     0.00
       (b)    Beginning Loan Balance                                                                            0.00
       (c)    Principal Payment                                                                                 0.00
       (d)    Ending Loan Balance                                                                               0.00

                                                                       EXHIBIT E

                        TERMINATION - AUCTION PROCEDURES

      The following sets forth the auction procedures to be followed in connection with a sale effected pursuant to Section 11.02 of the Sale and Servicing Agreement (the "Agreement"), dated as of February 1, 1999 between The CIT Group Securitization Corporation II, The CIT Marine Trust 1996-A, The CIT Group/Sales Financing, Inc. and CIT Marine Trust 1999-A. Capitalized terms used herein that are not otherwise defined shall have the meanings described thereto in the Agreement. All references herein to "Trustee" shall be references to Harris Trust and Savings Bank, as Indenture Trustee, pursuant to an Indenture, dated as of February 1, 1999, between the Trust and the Indenture Trustee. However, if the Notes have been paid in full, and the Indenture has been discharged in accordance with its terms, all references herein to "Trustee" shall be references to the Owner Trustee.

I. Pre-Auction Process

      (a) Upon receiving notice of the Auction Date from the Trustee, the Advisor will initiate its general Auction procedures consisting of the following: (i) with the assistance of the Servicer, prepare a general solicitation package along with a confidentiality agreement; (ii) derive a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders; (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and
(vi) notify the Servicer and the Trustee of all potential bidders and anticipated timetable.

      (b) The general solicitation package will include: (i) the prospectus from the public offering of the Notes and Certificates; (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and the prior year's monthly servicing reports; (iii) a form of a Purchase Agreement and Sale and Servicing Agreement; (iv) a description of the minimum purchase price required to cause the Trustee to sell the Auction Property as set forth in Section 11.02 of the Agreement; (v) a formal bidsheet; (vi) a detailed timetable; and (vii) a preliminary data tape of the Pool Balance as of the related Distribution Date reflecting the same data attributes used to create the tables for the prospectus supplement dated February 12, 1999 and the accompanying prospectus dated September 29 ,1998 relating to the public offering of the Notes and Certificates, and will be prepared by the Servicer no later than the Distribution Date succeeding the Due Period on which the Pool Balance is 5% or less of the Initial Pool Balance.

      (c) The Trustee, with the assistance of the Servicer and the Advisor, will maintain an auction package beginning at the time of closing of the transaction, which will contain terms (i)-(iii) listed in the preceding paragraph. If the Advisor is unable to perform its role as advisor to the Trustee, the Servicer acting in its capacity under the Agreement will select a successor Advisor and inform the Trustee of its actions in writing.

      (d) The Advisor will send solicitation packages to all bidders at least 15 business days before the Auction Date. Bidders will be required to submit any due diligence questions in writing to the Advisor for determination of their relevancy, no later than 10 business days before the Auction Date. The Servicer and the Advisor will be required to satisfy all relevant questions at least five Business Days prior to the Auction Date and distribute the questions and answers to all bidders.

II. Auction Process

      (a) The Advisor will be allowed to bid in the Auction, but will not be required to do so.

      (b) The Servicer will also be allowed to bid in the Auction if it deems appropriate, but will not be required to do so.

      (c) On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 1:00 p.m., New York City time, with the winning bidder to be notified by 2:00 p.m., New York City time. All acceptable bids (as described in Section 11.02 of the Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

      (d) If the Trustee receives fewer than two market value bids from participants in the market for marine installment sale contract willing and able to purchase the Auction Property, the Trustee shall decline to consummate the sale.

      (e) Upon notification to the winning bidder, a good faith deposit equal to one percent (1%) of the Pool Balance will be required to be wired to the Trustee upon acceptance of the bid no later than 4:00 p.m. New York City time on the Auction Date. Such deposit will not be invested. This deposit, along with any interest income attributable to it, will be credited to the purchase price but will not be refundable. The Trustee will establish a separate Eligible Account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Collection Account, such time not to exceed one Business Day before the second Distribution Date succeeding the related Due Period on which the Pool Balance is 5% or less of the Initial Pool Balance.

      (f) The winning bidder will receive on the Auction Date a copy of the draft Purchase Agreement, Sale and Servicing Agreement and Servicer's Representations and Warranties (which shall be substantially identical to the representations and warranties set forth in Section 8.01 of the Agreement).

      (g) On the Auction Date, the Advisor will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. The Advisor will also provide such letter if it is the winning bidder. In the case where the Advisor or the Servicer is the winning bidder it will in its letter provide for market comparable and valuations.

      (h) The Advisor will stipulate that the Servicer be retained to service the Contracts sold pursuant to the terms of the Purchase and Sale Agreement and Servicing Agreement.


                                      E-3